================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                            SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

     [X] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to (S)(S)240.14a-12

                        Constellation Energy Group, Inc.
--------------------------------------------------------------------------------

             (Name of the Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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         5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid:
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         3) Filing Party:
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================================================================================

         CHRISTIAN H. POINDEXTER               Constellation Energy Group, Inc.
         Chairman of the Board                              250 W. Pratt Street
                                                      Baltimore, Maryland 21201
[LOGO] Constellation
       Energy Group (TM)

         April 19, 2002

         Dear Shareholder:

         You are invited to attend our annual meeting of shareholders to be held on Friday, May 24, 2002, at 10:00 a.m. in the 2nd floor conference room of the Gas and Electric Building, located at 39 West Lexington Street in downtown Baltimore. Enclosed is our 2001 annual report to shareholders for your review.

         At the meeting, we will review our 2001 performance and answer shareholder questions. In addition, shareholders will be voting on the following business matters: the election of Class III directors, the ratification of our independent accountants for 2002, the approval of two executive compensation plans, and one shareholder proposal.

         We've enclosed a proxy card that lists all matters that require your vote. Please complete your proxy card and return it promptly in the pre-addressed, postage paid envelope provided. This will allow your shares to be voted whether or not you plan to attend the meeting. If you plan to be at the meeting, please check the box on your proxy card. By returning your proxy card promptly, you will save the company the expense of a second mailing.

         The Gas and Electric Building is handicapped-accessible. In addition, if you need any special accommodations, please indicate them on your proxy card.

         Thank you for your continued support of Constellation Energy Group, Inc.

         Sincerely,
         /s/ Christian H. Poindexter
         Christian H. Poindexter

[LOGO] Constellation
       Energy Group (TM)

                            Constellation Energy Group, Inc.

                        250 W. Pratt Street Baltimore, MD 21201

                        Notice of Annual Meeting of Shareholders

         To the Owners of Common Stock of Constellation Energy Group, Inc.:

             Our annual meeting of shareholders will be held on Friday, May 24, 2002 at 10:00 a.m., in the 2nd floor conference room of the Gas and Electric Building, 39 West Lexington Street, Baltimore, Maryland to:

             1. elect Class III directors to serve for three-year terms expiring in 2005,

             2. ratify PricewaterhouseCoopers LLP as our independent accountants for 2002,

             3.  approve the executive long-term incentive plan,

             4.  approve the executive annual incentive plan,

             5. vote on a shareholder proposal concerning hiring Constellation Energy's auditors for non-audit work, and

             6. transact any other business that properly comes before the meeting.

         The Board of Directors recommends a vote "FOR" the Director nominees listed in Item 1, "FOR" Items 2, 3 and 4 and "AGAINST" Item 5.

             We discuss the above business matters in more detail in the attached Proxy Statement.

             The stock transfer books will not be closed before the annual meeting. Only common shareholders of record at the close of business on April 3, 2002 will be entitled to vote.

                                                  David A. Brune
                                                            Secretary

         April 19, 2002

                               TABLE OF CONTENTS

                                                                                Page
                                                                                ----
Questions and Answers on Voting Procedures.....................................    1

Matters You Are Voting On......................................................    4

Proposal No. 1 -- Election of Constellation Energy Directors...................    5

  Class III Director Nominees for Terms to Expire in 2005......................    5

  Class I Directors Whose Terms Expire in 2003.................................    6

  Class II Directors Whose Terms Expire in 2004................................    7

  Committees of the Board of Directors.........................................    7

  Directors' Compensation......................................................    8

  Certain Relationships and Transactions.......................................    9

  Compensation Committee Interlocks and Insider Participation..................    9

  Section 16(a) Beneficial Ownership Reporting Compliance......................   10

  Report of the Audit Committee................................................   10

  Security Ownership...........................................................   11

  Executive Compensation.......................................................   13

    2001 Summary Compensation Table............................................   13

    Option Grant Table.........................................................   15

    Aggregated Option Exercises and Year End Option Values.....................   15

    Long-Term Incentive Plan Table.............................................   16

    Pension Benefits...........................................................   17

    Severance and Other Agreements.............................................   19

  Common Stock Performance Graph...............................................   20

  Report of Committee on Management on Executive Compensation..................   21

Proposal No. 2 -- Ratification of PricewaterhouseCoopers LLP as Independent
  Accountants for 2002.........................................................   24

Proposal No. 3 -- Approval of the Executive Long-Term Incentive Plan...........   25

Proposal No. 4 -- Approval of the Executive Annual Incentive Plan..............   30

Proposal No. 5 -- Shareholder Proposal Concerning Hiring Constellation Energy's
  Auditors for Non-Audit Work..................................................   32

Submission of Shareholder Proposals for Next Year..............................   34

Exhibit I -- Executive Long-Term Incentive Plan................................  I-1

Exhibit II -- Executive Annual Incentive Plan.................................. II-1


Table of Contents

                       Constellation Energy Group, Inc.

                                Proxy Statement

QUESTIONS & ANSWERS ON VOTING PROCEDURES

Who is entitled to vote at the annual meeting, and how many votes do they have?

Common shareholders who own shares as of April 3, 2002 may vote at the meeting. Each share has one vote. There were 163,745,696 shares of common stock outstanding on that date.

When were the enclosed solicitation materials first given to shareholders?

The enclosed annual report and proxy voting form, together with this Notice of Annual Meeting and Proxy Statement, were first sent, or given, to shareholders on or about April 19, 2002.

What is a quorum of shareholders?

A quorum is the presence at the annual meeting in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast. Since there were 163,745,696 shares of common stock outstanding on April 3, 2002, the presence of holders of 81,872,849 shares is a quorum. We must have a quorum to conduct the meeting.

How many votes does it take to pass each matter?

If a quorum of shareholders is present at the meeting, we need:

   .  a plurality of all the votes cast to elect each director,

   . a majority of all the votes cast to ratify PricewaterhouseCoopers as our independent accountants, approve the executive annual incentive plan and pass the shareholder proposal, and

   . a majority of all the votes cast to approve the executive long-term incentive plan, provided that the total votes cast on the matter represents over 50% in interest of all securities entitled to vote.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. For all matters, except approval of the executive long-term incentive plan, abstentions and broker non-votes will not have any effect on the result of the vote. In regard to the executive long-term incentive plan, an abstention or broker non-vote will have the effect of a vote against the matter unless holders of more than 50% in interest of all securities entitled to vote cast votes, in which event an abstention or broker non-vote will not have any effect on the result of the vote.

How do I vote?

You must be present, or represented by proxy, at the annual meeting in order to vote your shares. Since many of our shareholders are unable to attend the meeting in person, we send proxy cards to all of our shareholders.

If my shares are held in "street name" by my broker, will my broker vote my shares for me?

If your shares are held in a brokerage account, you will receive a full meeting package including a

                                     Questions and Answers on Voting Procedures
proxy card to vote your shares. Your brokerage firm may also permit you to vote by telephone or the internet. Brokerage firms have the authority under New York Stock Exchange rules to vote their client's unvoted shares on certain routine matters. If you do not vote your proxy, your brokerage firm may choose to vote for you or leave your shares unvoted. We urge you to respond to your brokerage firm so that your vote will be cast.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We solicit proxies so that all common shares may be voted at the annual meeting even if the holders do not attend the meeting. You must complete and return the enclosed proxy card to have your shares voted by proxy.

By completing and returning the proxy card, who am I designating as my proxies?

You will be designating Christian H. Poindexter, Mayo A. Shattuck, III, and Michael D. Sullivan as your proxies.

How will my proxy vote my shares?

Your proxies will vote according to the instructions on your proxy card. If you complete and return your proxy card but do not indicate your vote on the matters, your proxies will vote "FOR" each of the nominees in Item 1, "FOR" Items 2, 3 and 4 and "AGAINST" Item 5. Also, your proxy card will give your proxies authority to vote, using their discretion, on any other business that properly comes before the meeting.

How do I vote using my proxy card?

There are three steps.

   1. Vote on each of the matters as follows:

       . Item 1. The names of the Class III directors to serve three-year terms are listed on your proxy card. You have three options:

        . Option 1. To vote for all of the directors, you check the box marked "FOR."

        . Option 2. To vote for some of the directors and against the rest, you check the box marked "FOR" and then draw a line through the names of the directors that you want to vote against.

        . Option 3. To abstain from voting for all of the directors (that is, not vote for or against any of the directors), you check the box marked "WITHHOLD AUTHORITY."

       . Items 2, 3, 4 and 5. You check the box "FOR," or "AGAINST," or "ABSTAIN" (to cast no vote).

   2. Sign and date your proxy card. If you do not sign and date your proxy card, your votes cannot be counted.

   3. Mail your proxy card in the pre-addressed, postage-paid envelope.

Remember to check the box on your proxy card if you plan to attend the annual meeting.

Can I vote by proxy even if I plan to attend the annual meeting?

Yes. If you vote by proxy, you do not need to fill out a ballot at the annual meeting, unless you want to change your vote.


Questions and Answers on Voting Procedures

Why might I receive more than one proxy card? Should I vote on each proxy card I receive?

First, you may have various accounts with us that are registered differently, perhaps in different names or different social security or federal tax identification numbers. Second, you may also own shares indirectly through your broker or through the Constellation Energy or Nine Mile Point employee savings plans. Your broker or the plan trustee will send you a proxy or voting instruction card for these shares. You should vote on each proxy or voting instruction card you receive and mail it to the address shown on the proxy or voting instruction card. If employee savings plan participants do not vote their shares, the plan trustee will vote the shares in the same proportion as the trustee was instructed to vote shares for which it received voting instruction cards.

How can I get only one copy of the Annual Report sent to my home if I currently receive multiple copies?

You may be receiving multiple copies of the Annual Report because you have more than one account, each registered differently with the same mailing address. To receive only one Annual Report you may:

     write us at:                 or phone us at:

       Shareholder Services   Baltimore Metropolitan area 410-783-5920
       Room 800               Within Maryland             1-800-492-2861
       39 W. Lexington Street Outside of Maryland         1-800-258-0499
       Baltimore, MD 21201

or visit our website at www.constellationenergy.com. At our website, click on Investor Relations -- Shareholder Information -- Account Maintenance
Forms -- Eliminate Mailing Multiple Annual Reports. Then print, complete and send the form to the address indicated above. Once we receive your request, we will send you only one Annual Report, until we receive contrary instructions.

How do I change previous instructions to send only one Annual Report to my home?

Simply call us or notify us at the address indicated in the previous question that you want to receive an Annual Report for each of your accounts (your stock account numbers must be included in the notification). We will in the future send an Annual Report for each of your accounts. We also provide promptly upon request a copy of the Annual Report to any shareholder who requests it.

How do I revoke my proxy?

You may revoke your proxy at any time before your shares are voted at the annual meeting by:

   . notifying our Corporate Secretary in writing at 250 W. Pratt Street, 23rd Floor, Baltimore, MD 21201, that you are revoking your proxy; or

   .  completing and sending in another proxy card with a later date; or

   .  attending the annual meeting and voting by ballot.

Who is soliciting my proxy, how is it being solicited, and who pays the cost?

Constellation Energy, on behalf of the Board of Directors, through its directors, officers and employees, is soliciting proxies primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Georgeson Shareholder Communications, Inc., a proxy solicitation firm, will be assisting us for a fee of approximately $13,500, plus out-of-pocket expenses. Constellation Energy pays the cost of soliciting proxies.

                                     Questions and Answers on Voting Procedures

                           MATTERS YOU ARE VOTING ON

Proposal No. 1  Election of Constellation Energy Directors

    The Board is divided into three classes (Class I, Class II and Class III), with one class of directors elected at each annual meeting of shareholders for a three-year term. Christian H. Poindexter, Roger W. Gale, Freeman A. Hrabowski, III, Nancy Lampton and Charles R. Larson have been nominated by the Board for election as Class III directors at the Annual Meeting for terms of three years each and until their respective successors are duly elected and qualified. Each of the nominated directors agrees to serve if elected. However, if for some reason one of them is unable to serve or for good cause will not serve, your proxies will vote for the election of another person nominated by the Board of Directors, unless the Board reduces the number of directors. Biographical information for each of the nominees and other information about them is presented beginning on the next page. The Board of Directors recommends a vote "FOR" each director nominee.

Proposal No. 2  Ratification of PricewaterhouseCoopers LLP as Independent
             Accountants for  2002

    This proposal is to ratify our selection of PricewaterhouseCoopers LLP as our independent accountants for 2002. See Proposal No. 2 on page 24. The Board of Directors recommends a vote "FOR" this proposal.

Proposal No. 3  Approval of the Executive Long-Term Incentive Plan

    This proposal is to approve the Executive Long-Term Incentive Plan. See Proposal No. 3 on page 25. The Board of Directors recommends a vote "FOR" this proposal.

Proposal No. 4  Approval of the Executive Annual Incentive Plan

    This proposal is to approve the Executive Annual Incentive Plan. See Proposal No. 4 on page 30. The Board of Directors recommends a vote "FOR" this proposal.

Proposal No. 5  Shareholder Proposal Concerning Hiring Constellation Energy's
              Auditors for Non-Audit Work

    This is a shareholder proposal concerning hiring Constellation Energy's auditors for non-audit work and our Board of Directors' response. See Proposal No. 5 on page 32. The Board of Directors recommends a vote "AGAINST" this proposal.

Other Business Matters

    The Board of Directors is not aware of any other business for the Annual Meeting. However:

   . if any other matters come before the meeting that have not been timely filed by a shareholder in accordance with the Company's advance notice provision in its by-laws,

   . if any of the persons named to serve as directors are unable to serve or for good cause will not serve,

   . if any shareholder proposal which is not in this proxy statement or on the proxy card pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934 is presented for action at the meeting, or

   . if any matters concerning the conduct of the meeting are presented for action then shareholders present at the meeting may vote on such items. If you are represented by proxy, your proxies will vote your shares using their discretion.


Matters You Are Voting On

        PROPOSAL NO. 1 /-- ELECTION OF CONSTELLATION ENERGY DIRECTORS /

            CLASS III DIRECTOR NOMINEES FOR TERMS TO EXPIRE IN 2005

    The Board of Directors recommends a vote "FOR" each nominee. Proxies solicited by the Board will be so voted unless the shareholder specifies a contrary choice.

Roger W. Gale, age 55, a director since May 1999, is a Partner with GF Energy
   LLC and is also a Senior Advisor for PA Consulting, formerly PHB Hagler Bailly, where he held the positions of Senior Vice President, President & Chief Executive Officer and Chairman of the Americas from May 1999 until June 2001. Dr. Gale is also a member of the Board of Directors of the United States Energy Association. From 1988 to April 1999, Dr. Gale served as President of the Washington International Energy Group. All of these companies provide energy consulting services. Dr. Gale also was a director of Constellation Enterprises, Inc. from March 1998 to May 1999, and a director of Constellation Holdings, Inc. from January 1995 to March 1998.

Freeman A. Hrabowski, III, age 51, a director since April 1999, has been
   President of the University of Maryland Baltimore County since 1993. He is also a director of the Baltimore Equitable Society, McCormick & Company, Inc., Mercantile Bankshares Corporation and Mercantile-Safe Deposit and Trust Company. Dr. Hrabowski was a director of Baltimore Gas and Electric Company from 1994 to April 1999.

Nancy Lampton, age 59, a director since April 1999, has been Chairman and Chief
   Executive Officer of American Life and Accident Insurance Company of Kentucky since 1971 and has been Chairman and Chief Executive Officer of its holding company, Hardscuffle, Inc., since January 2000. She is also a director of Brinly-Hardy Corporation (lawn and garden tractor accessories), Duff & Phelps Utility Income Fund, and Thorium Power Corporation (designers of non-proliferative fuel for nuclear energy needs). Ms. Lampton was a director of Baltimore Gas and Electric Company from 1994 to April 1999.

Charles R. Larson, age 65, a director since April 1999, served as Superintendent of the U.S. Naval Academy from 1994 until he retired in 1998 with more than 40 years of naval service. From July 1998 to December 2001 he was also a consultant on defense and education. He also was Commander-in-Chief of the U.S. Pacific Command from 1991 to 1994. He serves as a director of Northrop Grumman Corp., Unocal Corp. (oil and gas exploration and development), and EDGE Technologies, Inc. (magnetostrictive materials). Admiral Larson was a director of Baltimore Gas and Electric Company from October 1998 to April 1999.

Christian H. Poindexter, age 63, has been Chairman of the Board and a director of Constellation Energy since April 1999. He also served as Chief Executive Officer of Constellation Energy from April 1999 until October 2001, and was President until October 2000. He is Chairman of the Board of Baltimore Gas and Electric Company and was Chief Executive Officer from 1993 until July 2000 and President from March 1998 until October 2000 and a director since 1988. Mr. Poindexter also serves as a director of Constellation Enterprises, Inc., the parent company for most of Constellation Energy's unregulated businesses, Constellation Nuclear, LLC, Constellation Power Source Holdings, Inc., and Constellation Power Source, Inc.

   In addition, he is a trustee for Johns Hopkins University and Johns Hopkins Medicine Board, and a director of the U.S. Naval Academy Foundation, Mercantile Bankshares Corporation, Mercantile-Safe Deposit and Trust Company, Baltimore Life Companies and Nuclear Electric Insurance Limited.

                        Class III Director Nominees for Terms to Expire in 2005

                 CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2003

Douglas L. Becker, age 36, a director since April 1999, has been Chairman and Chief Executive Officer of Sylvan Learning Systems, Inc. since February 2000 and was President and Co-Chief Executive Officer of Sylvan Learning Systems, Inc. from February 1991 to February 2000. He is also Founder and Principal of Sterling Capital, LTD., an investment company. Mr. Becker was a director of Baltimore Gas and Electric Company from October 1998 to April 1999.

Frank P. Bramble, Sr., age 53, a director since January 2002, has been a director of Allfirst Financial, Inc. and of Allfirst Bank since April 1994. Since December 1999, Mr. Bramble has served as Chairman of the Board of Allfirst Financial, Inc. and Allfirst Bank, and from April 1999 to December 1999, he was the Chairman of the Board and the Chief Executive Officer. From January 1999 to April 1999, Mr. Bramble was Chief Executive Officer of Allfirst Financial, Inc. and Allfirst Bank, and from April 1994 to January 1999, he was President and Chief Executive Officer. In November 1998, Mr. Bramble became the Chief Executive, USA, and a director of Allied Irish Banks, p.l.c., the parent of Allfirst Financial, Inc. Mr. Bramble is also Chairman of the Baltimore Center for Performing Arts.

Edward A. Crooke, age 63, a director since April 1999, served as Vice Chairman of Constellation Energy and Baltimore Gas and Electric Company from October 2000 until December 2001. He previously was Vice Chairman of Constellation Energy from April 1999 until January 1, 2000. He also served as President and Chief Operating Officer of Baltimore Gas and Electric Company from 1992 to 1998, Vice Chairman from 1998 to 1999 and as a director from 1988 to April 1999.

   Prior to January 1, 2000, he also served as a director, Chairman of the Board, President and Chief Executive Officer of Constellation Enterprises, Inc., the parent company of most of Constellation Energy's unregulated subsidiaries. He also had served as a director of each of Constellation Enterprises, Inc.'s direct subsidiaries and most of its indirect subsidiaries, and was Chairman of the Board of each of the direct subsidiaries.

   He is also a director of Allfirst Financial, Inc., Allfirst Bank, AEGIS Insurance Services, Inc., Associated Electric & Gas Insurance Services, Limited and Baltimore Equitable Society.

Mayo A. Shattuck, III, age 47, a director since May 1999, has been President and Chief Executive Officer of Constellation Energy since November 2001. He was Co-Chairman and Co-Chief Executive Officer of DB Alex. Brown, LLC and Deutsche Banc Securities, Inc. from June 1999 until October 2001. From 1997 to June 1999, he was Vice Chairman of Bankers Trust Corporation. From 1991 to 1997, Mr. Shattuck was President and Chief Operating Officer and a director of Alex. Brown Inc., which merged with Bankers Trust in September 1997. Mr. Shattuck also was a director of Constellation Enterprises, Inc. from March 1998 to May 1999, and a director of Constellation Holdings, Inc. from January 1994 to March 1998. He is also a director of Bankers Trust Corporation, Bankers Trust Company and Gap, Inc.

Michael D. Sullivan, age 62, a director since April 1999, is a Co-Founder and has been Chairman of the Board of Life Source, Inc. since March 2001. Mr. Sullivan is also Co-Founder and Chairman of Therapeutics Services of America, Inc. From 1996 to 2001, Mr. Sullivan was Chairman of the Board of Golf America Stores, Inc. (golf apparel retailing). He was also Chairman of the Board of Jay Jacobs, Inc. (specialty apparel retailing), from 1997 to July 1999. Mr. Sullivan was also a director of Baltimore Gas and Electric Company from 1992 to April 1999.

Class I Directors Whose Terms Expire in 2003

                 CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2004

James T. Brady, age 61, a director since May 1999, has been the Managing
   Director - Mid-Atlantic of Ballantrae International, Ltd. (a management consulting firm) since January 2000, and was the former secretary of the Maryland Department of Business & Economic Development, where he served from 1995 to 1998. He was also a managing partner of Arthur Andersen LLP from 1985 to 1995. Mr. Brady is a director of McCormick & Company, Inc., Allfirst Financial, Inc. and Allfirst Bank. Mr. Brady also was a director of Constellation Enterprises, Inc. from March 1998 to May 1999.

Beverly B. Byron, age 69, a director since April 1999, served as a Maryland
   Congresswoman in the United States House of Representatives from 1978 to 1993. She is also a director of CareFirst, Inc., the holding company for CareFirst of Maryland, Inc., Maryland Technology Development Corporation, Farmers & Mechanics Bank and Logistics Management Institute. Ms. Byron was a director of Baltimore Gas and Electric Company from 1993 to April 1999.

James R. Curtiss, age 48, a director since April 1999, is a partner in the law firm of Winston & Strawn. From 1988 to 1993, he served as a Commissioner of the United States Nuclear Regulatory Commission. He is also a director of Cameco Corporation (owner and operator of uranium mines). Mr. Curtiss was a director of Baltimore Gas and Electric Company from 1994 to April 1999.

Edward J. Kelly, III, age 48, a director since January 2002, has been President and Chief Executive Officer of Mercantile Bankshares Corporation and Chairman of the Board and Chief Executive Officer of Mercantile-Safe Deposit and Trust Company since March 2001. Mr. Kelly served as Managing Director, Head of Global Financial Institutions, and as Co-Head of Investment Banking Client Management of J. P. Morgan, Chase & Co. during January 2001. Prior thereto, during the past five years, he was a Managing Director of J. P. Morgan & Co. Incorporated and held the following additional positions with that Company: Head, Global Financial Institutions from February 2000 through December 2000; Co-Head, Global Financial Institutions and Head, Latin America Investment Banking from December 1997 through February 2000; Member, Global Investment Banking Committee from December 1997 through December 2000; and Co-Head, Financial Institutions (Americas) from February 1996 through December 1997. He is also a director of Hartford Financial Services Group, the Adams Express Company and Petroleum Resources Corporation and a trustee for Johns Hopkins University and Johns Hopkins Medicine Board.

Robert J. Lawless, age 55, a director since January 2002, has been Chairman of the Board, Chief Executive Officer and President of McCormick & Company, Inc. since January 1997. He is also a director of the Grocery Manufacturers of America, Inc., Carpenter Technology, Inc. and Baltimore Life, Inc.

                     COMMITTEES OF THE BOARD OF DIRECTORS

Executive Committee: This committee may exercise all of the powers of the Board of Directors, except that it may not authorize dividends, authorize the issuance of stock (unless the Board has already given general authorization for such issuance), recommend to shareholders any action requiring shareholder approval, amend the by-laws, or approve mergers or share exchanges that do not require shareholder approval. Mr. Poindexter is Chairperson, and Messrs. Shattuck, Bramble, Crooke, Kelly and Lawless are members. The committee met 3 times in 2001.

                                  Class II Directors Whose Terms Expire in 2004

Audit Committee: Oversees Constellation Energy's auditing, accounting, financial reporting and internal control functions, recommends Constellation Energy's independent accounting firm and reviews its services. All members are non-employee directors. The committee met 5 times in 2001. Mr. Brady is Chairperson, and Dr. Hrabowski and Ms. Lampton are members.

Committee on Nuclear Power: Monitors performance and safety at our nuclear power plants. The committee met 3 times in 2001. Mr. Curtiss is Chairperson, and Mrs. Byron, Adm. Larson and Dr. Gale are members.

Committee on Management: Considers and recommends to the Board nominees for officers and nominees for election as directors, including nominees recommended by shareholders. Makes recommendations to the Board concerning directors' compensation and determines officers' compensation. Provides input on setting goals and developing strategies to achieve employee diversity and oversees the implementation of these strategies and evaluates their results. All members are non-employee directors. The committee met 10 times in 2001. Mr. Sullivan is Chairperson, and Messrs. Becker, Bramble, Kelly and Lawless are members.

   A shareholder who wishes to recommend a nominee for director should submit the recommendation in writing to the Secretary, Constellation Energy Group, Inc., 250 W. Pratt Street, 23rd Floor, Baltimore, MD 21201. Any shareholder nominees for director for election at the 2003 annual meeting must be received by the Secretary by February 3, 2003.

   We have posted on our website, at www.constellationenergy.com a discussion of how we develop our corporate strategy, including the Board's role in the development of our strategy. We will send a copy of this description for free to any shareholder who requests it by contacting Shareholder Services at the address listed on page 3.

                            DIRECTORS' COMPENSATION

    The Board met 10 times for regularly scheduled meetings in 2001. Each of the directors, with the exception of Dr. Gale, attended 75% or more of the total number of meetings of the Board and of any committees on which the director served.

    We do not pay directors who are also employees of Constellation Energy or its subsidiaries for their service as directors. In 2001, non-employee directors received the following compensation:

     . $1,250 fee for each regular or special Board or Board committee meeting attended
       .  directors could defer receipt of some or all of their fees
     . $26,000 annual retainer, and a $3,500 annual retainer for each committee chairperson
       . half of these retainers were invested in deferred stock units (explained below), and directors could elect to invest some or all of the other half of their retainers in deferred stock units, and
     .  reasonable travel expenses to attend the meetings.

    Deferred stock units are bookkeeping entries that track the performance of Constellation Energy common stock and are not actual shares of stock. The bookkeeping entries reflect Constellation Energy common stock price changes, dividends, stock splits and other capital changes. At the end of their Board service, directors receive cash based on the value of their deferred stock units.


Directors' Compensation

    Effective in 2002, the Board compensation design was revised. Compensation will include a $1,250 fee for each regular or special Board or Board committee meeting attended, a $20,000 annual retainer, and a $2,000 annual retainer for each committee chairperson. Directors will have the opportunity to elect to defer some or all of their fees and retainers in deferred stock units, but there will be no mandatory deferrals. Each director will also receive an equity-based award during 2002, valued at approximately $35,000.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

    James R. Curtiss, a director of Constellation Energy, is a partner in the law firm of Winston & Strawn. A subsidiary of Constellation Energy paid fees to this firm for legal services rendered in 2001.

    Robert J. Hurst, a former director of Constellation Energy, is vice chairman of The Goldman Sachs Group, Inc. In 2001 Constellation Energy paid Goldman Sachs & Co., an indirect, wholly-owned subsidiary of The Goldman Sachs Group, a total of $355 million representing $196 million to terminate a power business services agreement with a Constellation Energy subsidiary and $159 million for services rendered under that agreement.

    Michael J. Wallace, prior to becoming President of Constellation Generation Group on January 1, 2002, was a Managing Member and Managing Director and greater than 10% owner of Barrington Energy Partners, LLC. Upon becoming President of Constellation Generation Group, Mr. Wallace terminated his affiliation with Barrington, and no longer holds any ownership interest in it. Barrington Energy Partners provided consulting services to Constellation Energy and its subsidiary, Constellation Nuclear during 2001, and is continuing to do so during 2002. We paid Barrington approximately $4.4 million in 2001.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Christian H. Poindexter, Chairman of the Board of Constellation Energy, serves on the compensation committee of the Board of Directors of Mercantile Bankshares Corporation and its subsidiary, Mercantile-Safe Deposit and Trust Company. Edward J. Kelly, III, a director of Constellation Energy, is President and Chief Executive Officer of Mercantile Bankshares Corporation and Chairman of the Board and Chief Executive Officer of Mercantile-Safe Deposit and Trust Company, and serves on the Committee on Management of the Board of Directors of Constellation Energy.

    Constellation Energy and certain of its subsidiaries maintain a banking relationship with Mercantile-Safe Deposit and Trust Company. As of December 31, 2001 letters of credit issued on behalf of Constellation Energy and certain of its subsidiaries and loans to Constellation Energy and certain of its subsidiaries by Mercantile-Safe Deposit and Trust Company were outstanding in the amount of $6.6 million. The letters of credit and loans were obtained on competitive terms and in the ordinary course of business.

    Edward A. Crooke, a director and former Vice Chairman of Constellation Energy, is Chairman of the compensation committees of the Board of Directors of Allfirst Financial, Inc. and its subsidiary Allfirst Bank. Frank P. Bramble, Sr., a director of Constellation Energy, is Chairman of the Board of Allfirst Financial, Inc. and Allfirst Bank, and serves on the Committee on Management of the Board of Directors of Constellation Energy.

                                         Certain Relationships and Transactions

    Constellation Energy and certain of its subsidiaries maintain a banking relationship with Allfirst Bank. As of December 31, 2001 letters of credit issued by Allfirst Bank on behalf of Constellation Energy and certain of its subsidiaries and loans made to certain of its subsidiaries totaled approximately $41 million. These letters of credit and loans were obtained on competitive terms and in the ordinary course of business.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Nancy Lampton, one of our directors, did not timely report a purchase of our common stock indirectly owned by her during 2001.

    Two reports related to a total of 55 transactions in our common stock executed by an affiliate of the employer of Robert J. Hurst, a former director, were not timely filed during 2000. The shares that were the subject of such transactions were deemed to be indirectly owned by Mr. Hurst.

                         REPORT OF THE AUDIT COMMITTEE

    The audit committee oversees Constellation Energy's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management.

    The committee also reviewed the audited financial statements with the independent auditors, PricewaterhouseCoopers LLP (PwC), who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles in the United States. The committee has received and discussed with PwC the written disclosures and the letter from PwC as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the committee has discussed with PwC their independence from management and Constellation Energy and has considered whether non-audit services provided to Constellation Energy are consistent with maintaining PwC's independence. The committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380).

    Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the committee. Each of the audit committee members is independent as defined by the New York Stock Exchange.

                           James T. Brady, Chairman
                           Freeman A. Hrabowski, III
                                 Nancy Lampton

March 21, 2002

Section 16(a) Beneficial Ownership Reporting Compliance

                              SECURITY OWNERSHIP

Stock Ownership of Five Percent Beneficial Owners

    As of March 22, 2002, to the knowledge of the Board, the only persons beneficially owning 5% or more of Constellation Energy common stock were:

                                                 Amount of
                                      Title      beneficial   Percent
         Name of beneficial owner    of class    ownership    of class
         ------------------------- ------------ ------------- --------
         Capital Research and      Common Stock 12,116,100/1/   7.4%
           Management Company
         333 South Hope Street
         Los Angeles, CA 90071
         John A. Levin & Co., Inc. Common Stock 10,244,054/2/   6.26%
         One Rockefeller Plaza New
         York, NY 10020

/1/ According to Schedule 13G dated February 12, 2002.
/2/ According to Schedule 13G dated February 14, 2002.

           This part of the page has been left blank intentionally.

                                                             Security Ownership

Stock Ownership of Directors and Executive Officers

    The following table shows as of March 22, 2002 the beneficial ownership of Constellation Energy common stock of each director, the named executive officers shown in the Summary Compensation Table on the next page, and all directors and executive officers as a group. If the individual participates in Constellation Energy's Shareholder Investment Plan, Long-Term Incentive Plan or Employee Savings Plan, those shares are included. Each of the individuals listed in the table, as well as all directors and executive officers as a group, beneficially owned less than 1% of Constellation Energy's outstanding shares of common stock. None of them beneficially owned shares of any other class of our or any subsidiaries' equity securities.


                                          Beneficial Ownership    Deferred
                   Name                 (Shares of Common Stock) Stock Units
                   ----                 ------------------------ -----------
   Douglas L. Becker...................               300           1,403
   James T. Brady......................               300           1,485
   Frank P. Bramble, Sr................               -0-             -0-
   Thomas V. Brooks....................            20,123             -0-
   Beverly B. Byron....................             1,500           2,237
   Edward A. Crooke....................            77,062             -0-
   James R. Curtiss....................               300           4,321
   Roger W. Gale.......................               300           1,818
   Eric P. Grubman.....................               -0-             -0-
   Frank O. Heintz.....................            28,333             -0-
   Freeman A. Hrabowski, III...........               550           3,943
   Edward J. Kelly, III................               -0-             -0-
   Nancy Lampton.......................          8,944/1/           1,971
   Charles R. Larson...................               500           1,450
   Robert J. Lawless...................               -0-             -0-
   Christian H. Poindexter.............        387,996/2/             -0-
   Mayo A. Shattuck, III...............           137,786             -0-
   Charles W. Shivery..................         95,059/3/             -0-
   Michael D. Sullivan.................             6,500           1,971
   All Directors and Executive Officers
     as a group (26 individuals).......           938,646

/1/ Includes 5,000 shares held by Hardscuffle, Inc. Ms. Lampton disclaims beneficial ownership of such securities.
/2/ Includes 178,667 shares that may be acquired by Mr. Poindexter within 60 days upon the exercise of stock options.
/3/ Includes 9,667 shares that may be acquired by Mr. Shivery within 60 days upon the exercise of stock options.

Security Ownership

                            EXECUTIVE COMPENSATION

                        2001 Summary Compensation Table

                                    ------------------------------------------------------------
                                                 Annual                      Long-Term
                                              Compensation                Compensation/1/
                                                                       Awards       Payouts
-------------------------------------------------------------------------------------------------------------------
                                                                     Securities    Long-Term
                                                                     Underlying  Incentive Plan     All Other
Name and Principal Position    Year Salary ($) Bonus ($)  Other ($)  Options (#)   Payout ($)   Compensation ($)/2/
-------------------------------------------------------------------------------------------------------------------
Christian H. Poindexter        2001  900,000     199,100   61,031/3/       -0-           -0-          104,474
  Chairman of the Board        2000  736,618   1,012,500         -0-   536,000       872,320          104,782
                               1999  677,233     550,125         -0-       -0-       583,074           74,196

Mayo A. Shattuck, III/4/       2001  150,000         -0-         -0-       -0-           -0-              -0-
  President and Chief          2000      -0-         -0-         -0-       -0-           -0-              -0-
  Executive Officer            1999      -0-         -0-         -0-       -0-           -0-              -0-

Thomas V. Brooks/5/            2001  187,506   1,500,600         -0-   150,000           -0-        1,000,000
  President, Constellation     2000      -0-         -0-         -0-       -0-           -0-              -0-
  Power Source, Inc.           1999      -0-         -0-         -0-       -0-           -0-              -0-

Edward A. Crooke/6/            2001  540,000      81,300   95,359/7/       -0-           -0-          408,747
  Vice Chairman,               2000  114,516      87,750         -0-       -0-       603,928        1,699,557
  Constellation Energy and     1999  467,033     316,200         -0-       -0-       403,651           55,303
  Baltimore Gas and Electric
  Company

F. O. Heintz                   2001  317,500      52,000         -0-       -0-           -0-           29,900
  President and Chief          2000  304,167     206,058         -0-   113,000       389,205          142,058
  Executive Officer,           1999  281,300     162,000         -0-       -0-       216,543           31,607
  Baltimore Gas and
  Electric Company

Charles W. Shivery/8/          2001  500,000       4,600         -0-       -0-           -0-           39,653
  President and Chief          2000  349,339     450,000         -0-   149,000     1,501,347           33,369
  Executive Officer,           1999  259,167     372,060         -0-       -0-     1,614,517           20,442
  Constellation Power
  Source Holdings, Inc.

Eric P. Grubman/9/             2001  482,372         900 510,557/10/       -0-           -0-        2,001,128
  Former Co-President,         2000   98,718      75,000         -0-   149,000           -0-              -0-
  Constellation Energy         1999      -0-         -0-         -0-       -0-           -0-              -0-
-------------------------------------------------------------------------------------------------------------------

Notes to Summary Compensation Table:
/1/ The following executives held shares of performance-based restricted stock listed below at December 31, 2001:

                                    Shares (#) Market Value ($)
                                    ---------- ----------------
                C. H. Poindexter      36,041       956,893
                M. A. Shattuck, III   34,153       906,767
                T. V. Brooks          10,123       268,772
                E. A. Crooke               0             0
                F. O. Heintz           9,540       253,295
                C. W. Shivery         14,840       394,015
                E. P. Grubman              0             0

   During the performance period, dividends on performance-based restricted stock are accumulated and used to purchase additional shares that are reflected in the above share numbers and market values.

   Effective January 1, 2002, Mr. Poindexter also held 58,333 shares of time-based restricted stock with a market value of $1,548,741. Dividends on these shares are accumulated and used to purchase additional shares.

   Effective January 1, 2002, Mr. Shattuck also held 83,333 shares of time-based restricted stock with a market value of $2,212,491. Dividends on these shares are paid directly to Mr. Shattuck.

   The market value for the shares held is based on the closing price per share for Constellation Energy common stock on December 31, 2001, as listed in The Wall Street Journal.

                                                         Executive Compensation

/2/ The amounts in the All Other Compensation column include Constellation
    Energy's matching contributions under its savings plans, and the interest on the cumulative corporate funds used to pay annual premiums on policies providing split-dollar life insurance benefits (calculated at the Internal Revenue Service's blended rate). In addition, for Mr. Brooks it includes a hiring incentive, for Mr. Crooke it includes supplemental pension payments, for Mr. Heintz it includes dividends paid on service-based restricted stock, and for Mr. Grubman it includes a severance payment and health coverage premiums. A breakdown of the 2001 amounts in the All Other Compensation column is shown below.
/3/ Represents $37,132 for personal tax and financial planning services, $11,287 for car and parking, $7,764 for spousal travel, $3,850 for club membership and $998 for home security.
/4/ Mr. Shattuck became an employee of Constellation Energy in November 2001. /5/ Mr. Brooks became an employee of Constellation Energy in April 2001.
/6/ Mr. Crooke retired January 1, 2000 and then returned to active service in October 2000 to assist with the business separation which has since been cancelled. He retired again January 1, 2002.
/7/ Represents $39,517 for reimbursement of taxes, $21,774 for personal tax and financial planning services, $14,445 for car and parking, $11,972 for home security, $5,318 for spousal travel, and $2,333 for club membership.
/8/ Mr. Shivery retired February 1, 2002.
/9/ Mr. Grubman resigned in December 2001.
/10/ Includes $411,591 for relocation expenses, $51,742 for apartment and furniture rental, $23,885 for personal tax and financial planning services, $18,964 for car allowance and parking, and $4,375 for club membership.

All Other Compensation

                      Savings Plans                Supplemental                Health     Restricted
                        Matching      Split Dollar   Pension     Severance    Coverage      Stock        Hiring
       Name         Contributions ($) Amounts ($)  Payments ($) Payment ($) Premiums ($) Dividends($) Incentive($) Total ($)
----------------------------------------------------------------------------------------------------------------------------
C. H. Poindexter         27,000          77,474          -0-           -0-       -0-          -0-            -0-     104,474
M. A. Shattuck, III         -0-             -0-          -0-           -0-       -0-          -0-            -0-         -0-
T. V. Brooks                -0-             -0-          -0-           -0-       -0-          -0-      1,000,000   1,000,000
E. A. Crooke              2,700          48,962      357,085           -0-       -0-          -0-            -0-     408,747
F.O. Heintz               9,525          17,075          -0-           -0-       -0-        3,300            -0-      29,900
C. W. Shivery            15,000          24,653          -0-           -0-       -0-          -0-            -0-      39,653
E. P. Grubman               -0-             -0-          -0-     2,000,000     1,128          -0-            -0-   2,001,128


Executive Compensation

Option Grant Table

    The following table shows the number of options to purchase Constellation Energy common stock that were granted by Constellation Energy during 2001 to the persons named in the Summary Compensation Table on page 13.

                          STOCK OPTION GRANTS IN 2001
                               Individual Grants

                     Number of   Percent of
                    Securities  Total Options
                    Underlying   Granted to   Exercise             Grant Date
                      Option    Employees in   Price   Expiration Present Value
Name                Granted (#)  Fiscal Year   ($/Sh)     Date       ($)/2/
-------------------------------------------------------------------------------

C. H. Poindexter          -0-         N/A        N/A         N/A          N/A
M. A. Shattuck, III       -0-         N/A        N/A         N/A          N/A
T. V. Brooks/1/       150,000       14.78%     25.08    11/12/11    1,390,500
E. A. Crooke              -0-         N/A        N/A         N/A          N/A
F. O. Heintz              -0-         N/A        N/A         N/A          N/A
C. W. Shivery             -0-         N/A        N/A         N/A          N/A
E. P. Grubman             -0-         N/A        N/A         N/A          N/A

/1/ Represents option grant made on November 12, 2001 pursuant to Constellation
    Energy's Long-Term Incentive Plan. The option was granted as part of a retention program for certain key employees, including recently hired executive officers. The option vests and becomes exercisable as follows:
    40% on July 1, 2002 and 60% on July 1, 2003. However, the option immediately vests and remains exercisable during the original exercise period in the event of employment termination by the company without cause.
/2/ Based on Black-Scholes option pricing model. The following assumptions were used in calculating the Grant Date Present Value:

                           Risk-Free  Annual                      Black-
                  Dividend  Rate of  Turnover  Expected  Time of  Scholes
       Grant Date  Yield    Return     Rate   Volatility Exercise  Value
       ------------------------------------------------------------------
       11/12//01    1.8%     4.79%      3%      41.30%   10 yrs.   $9.27

Aggregated Option Exercises and Year End Option Values

  AGGREGATED OPTION EXERCISES IN 2001 AND OPTION VALUES AT DECEMBER 31, 2001

                                                     Number of Securities           Value of Unexercised
                        Shares                      Underlying Unexercised          In-the-Money Options
                       Acquired        Value     Options at December 31, 2001       at December 31, 2001
 Name               on Exercise (#) Realized ($) Exercisable/Unexercisable (#) Exercisable/Unexercisable ($)/1/
---------------------------------------------------------------------------------------------------------------

C. H. Poindexter             0              0           178,667/357,333                      0/0/4/
M. A. Shattuck, III          0              0                       0/0                         0/0
T. V. Brooks                 0              0                 0/150,000                   0/220,500
E. A. Crooke                 0              0                       0/0                         0/0
F. O. Heintz            37,667        567,001                  0/75,333                      0/0/4/
C. W. Shivery           40,000        618,230          9,667/99,333/ 2/                      0/0/4/
E. P. Grubman                0              0                   0/0/ 3/                         0/0

/1/ Based on $26.55, the closing price per share of Constellation Energy common stock on December 31, 2001 as listed in The Wall Street Journal.
/2/ Mr. Shivery forfeited his 99,333 outstanding unvested options in connection with his February 1, 2002 retirement.
/3/ Mr. Grubman forfeited all outstanding options upon his resignation in
    December, 2001.
/4/ The exercise price of the options is $34.25.

                                                         Executive Compensation

Long-Term Incentive Plan Table

    In connection with hiring Mr. Shattuck and Mr. Brooks during 2001, the Committee on Management granted them restricted Constellation Energy common stock under the Long-Term Incentive Plan. The grants are subject to both performance and time contingencies, and relate to grants made by the Committee in 2000 to other named executives for the 2000-2002 performance period.

    For the two executives, performance will be measured over the 2000-2002 period based on Constellation Energy share price growth at the end of the performance period. For Mr. Brooks, a target award will be paid regardless of performance, and a maximum award may be earned if a higher specified average share price is achieved at the end of the performance period. For Mr. Shattuck, a minimum award will be earned if a specified average share price is achieved at the end of the performance period, progressing to a maximum award if a higher specified average share price is achieved at the end of the performance period. For both executives, the awards will not be prorated for service during the performance period. All specified share price goals are higher than the fair market value on the date of grant. Restricted shares granted were equal to the number of shares of Constellation Energy common stock based on "target" performance.

    For Mr. Shattuck, all or a portion of these restricted shares will be forfeited if performance is below target at the end of the performance period. Additional shares will be awarded to the two executives if performance is above target at the end of the performance period. However, the total shares awarded will not exceed the maximum noted in the table below.

    During the performance period, dividends on restricted shares will be accumulated and reinvested in additional shares. At the end of the performance period, actual dividends awarded will be based upon actual shares awarded and paid in Constellation Energy common stock (except that the recipients may elect to have a portion of the shares withheld to satisfy tax withholding requirements). Dividend equivalents from the date of the grant will be paid in stock for any additional shares that are awarded. Shares earned through reinvested dividends are not counted toward the maximum award limit.

    The table below shows the restricted shares granted in 2001 to the persons named in the Summary Compensation Table on page 13, which target shares are also included in Note 1 to the Summary Compensation Table.

                               Performance
                  Name           Period    Minimum  Target   Maximum
                  ----           ------    -------  ------   -------
           M. A. Shattuck, III   3 years   17,000     34,000 68,000
           T. V. Brooks          3 years      N/A  10,000/1/ 20,000

/1/ No less than a target award will be paid, regardless of performance.


Executive Compensation

    Effective January 1, 2002, the Committee on Management also granted to Mr. Poindexter and Mr. Shattuck time-based restricted Constellation Energy common stock under the Long-Term Incentive Plan as follows:

                                        Shares Granted
                             ------------------------------------
              Vesting Period C. H. Poindexter M. A. Shattuck, III
              -------------- ---------------- -------------------
                1 year            33,333            33,333
                5 years/1/        25,000            50,000

/1/ For Mr. Poindexter, these shares will immediately vest at retirement.

    Dividends on these shares are paid directly to Mr. Shattuck. Dividends on Mr. Poindexter's shares are accumulated and used to purchase additional shares. These shares are included in Note 1 to the Summary Compensation Table.

Pension Benefits

    The table below shows annual pension benefits payable at normal retirement to executives, including the individuals named in the Summary Compensation Table on page 13. Normal retirement is available beginning at age 62 for each of these executives except Mr. Brooks, whose normal retirement begins at age
65. At normal retirement, pension benefits are computed at 60% of total final average salary plus bonus for Messrs. Poindexter and Shattuck, at 53% for Mr. Heintz, and at 31% for Mr. Brooks.

    During 2001, a voluntary special early retirement program was offered to employees age 55 or older (VSERP). Mr. Poindexter agreed to continue working despite his eligibility for the VSERP. In recognition of his continued commitment to Constellation Energy, Mr. Poindexter will receive a $3,297,000 lump sum enhancement in addition to his regular pension benefits when he retires. This amount is based on the VSERP formula, which provided participants an additional lump sum pension amount equal to years of service times three, times final salary plus average bonus.

    Mr. Crooke retired January 1, 2000, and then returned to active service in October 2000 to assist with the business separation plan. In connection with the cancellation of our plans to separate, Mr. Crooke retired January 1, 2002, and his pension benefit continued to be computed at 60%, and was increased to reflect his final average salary and bonus.

    Mr. Shivery retired February 1, 2002. His regular pension benefits were computed at 55% of total final average salary plus bonus. He was also eligible for the VSERP. VSERP benefits included an additional lump sum pension amount equal to years of service times three, times final salary plus average bonus, which for Mr. Shivery totaled $1,737,616. All employees who received program benefits were required to execute a waiver releasing Constellation Energy and its affiliates from legal claims.

                                                         Executive Compensation

    Mr. Grubman resigned in December 2001 with no vested pension benefits.

                                Percentage of Final Average Salary and Bonus
             Total Final        --------------------------------------------
                                31%             53%            60%
       ---------------------------------------------------------------------
               $200,000         $ 62,000        $  106,000     $  120,000
                250,000           77,500           132,500        150,000
                275,000           85,250           145,750        165,000
                300,000           93,000           159,000        180,000
                475,000          147,250           251,750        285,000
                500,000          155,000           265,000        300,000
                550,000          170,500           291,500        330,000
                825,000          255,750           437,250        495,000
                850,000          263,500           450,500        510,000
                900,000          279,000           447,000        540,000
                950,000          294,500           503,500        570,000
              1,200,000          372,000           636,000        720,000
              1,250,000          387,500           662,500        750,000
              1,750,000          542,500           927,500      1,050,000
              1,775,000          550,250           940,750      1,065,000
              1,800,000          558,000           954,000      1,080,000
              2,000,000          620,000         1,060,000      1,200,000
              2,200,000          682,000         1,166,000      1,320,000

    Salary and bonus used to compute pension benefits are calculated in the same manner as shown in the Summary Compensation Table on page 13. There is no offset of pension benefits for social security or other amounts. Compensation used to compute pension benefits for the individuals named in the Summary Compensation Table as of December 31, 2001 was as follows:

                         C. H. Poindexter    $1,773,000
                         M. A. Shattuck, III    900,000
                         T. V. Brooks           250,008
                         E. A. Crooke           847,962
                         F. O. Heintz           493,612
                         C. W. Shivery        1,239,250
                         E. P. Grubman              N/A

    Constellation Energy has a program to secure the supplemental pension benefits for executive officers, and a program to secure deferred compensation of executive officers, including most of those listed in the Summary Compensation Table on page 13. These programs do not increase the amount of supplemental pension benefits or deferred compensation. To provide security, accrued supplemental pension benefits and deferred compensation are funded through a trust at the time they are earned. An executive officer's accrued benefits in the supplemental pension trust become vested when any of these events occur: retirement eligibility; termination, demotion or loss of benefit eligibility without cause; a change of control of Constellation Energy followed within two years by the executive's demotion, termination or loss of benefit eligibility; or reduction of previously accrued benefits. As a result of becoming vested, the executive would be entitled to a payout of the vested amount from the supplemental pension trust at employment termination. An executive's benefits under the deferred compensation plan always are fully vested and are payable at employment termination.


Executive Compensation

Severance and Other Agreements

    Constellation Energy has severance agreements with Messrs. Poindexter, Shattuck and Heintz. The severance agreements provide benefits if (1) there is a change in control of Constellation Energy, and (2) within two years of the change in control, the executive's employment is terminated without cause, or the executive resigns for good reason. The executives are required to release Constellation Energy and its affiliates from legal claims as a condition to receiving the benefits.

    The severance agreements provide benefits equal to three times the sum of
(1) the executive's annual base salary and (2) the average of the executive's two highest annual incentive awards paid (or deemed paid at target for recently hired executives) in the last five years. Payment is made in a cash lump sum after employment ceases.

    For an executive who is ineligible to retire, the agreements also provide retirement benefits computed assuming the executive: (1) is the greater of age 55 or the executive's actual age; (2) has service equal to actual service plus 3; and (3) has satisfied the minimum service eligibility requirements for these benefits, and further provide for continued life insurance benefits.

    For an executive who is eligible to retire, the agreements also provide retirement benefits computed without any penalty for early retirement. Further, for purposes of other benefit plans, the executive will be treated as retiring at Constellation Energy's request.

    For any executive, the agreement further provides the value of active employee medical and dental benefits for 3 years, then the value for retired employees (based on the deemed age and service used above to compute retirement benefits). Each executive is also entitled to 60 days of outplacement services at a cost not to exceed $50,000.

    Upon a change of control of Constellation Energy, the executive is also entitled to an accelerated payout of restricted stock or acceleration of the option exercise period in accordance with the terms of the Long-Term Incentive Plan. Also, the executive is entitled to an accelerated annual incentive payment, computed assuming maximum performance achievement and pro-rated for service during the performance period in the event of a change of control of Constellation Energy and termination of the executive's employment within two years thereafter.

    In connection with Mr. Grubman's December 2001 resignation from employment, in consideration of his releasing Constellation Energy and its affiliates from certain legal claims, and providing confidentiality, non-competition, non-solicitation and other covenants, Constellation Energy paid Mr. Grubman a $2,000,000 lump sum payment (disclosed in the Summary Compensation Table on page 13). Constellation Energy agreed to reimburse Mr. Grubman on a before-tax basis for four months of lease expense for his apartment and furniture, moving and storage expenses for vacating the apartment, and up to a $20,000 commission expense on the sale of Mr. Grubman's residence. Constellation Energy also agreed to reimburse Mr. Grubman for moving and storage expenses to vacate his office, to continue his corporate club memberships through 2002, and to provide up to 18 months of health coverage premiums.

    When Mr. Brooks was hired on April 1, 2001, Constellation Energy agreed to reimburse him for up to $3,000,000 of loss in his former employer equity awards to the extent the loss is caused by certain future events. If at any time Mr. Brooks' employment is terminated by Constellation Energy

                                                         Executive Compensation
without cause, Constellation Energy will reimburse him for any such loss. If before 2004 a change in control of Constellation Energy occurs and Mr. Brooks resigns because his duties are diminished, or if after 2003 he voluntarily resigns, Constellation Energy will reimburse him for any such loss. Constellation Energy is not obligated to reimburse Mr. Brooks for any such loss if (i) the former employer equity awards vest, (ii) he retains his right to the former employer non-vested equity awards after his employment termination,
(iii) action he takes relieves the former employer from delivering the equity awards, or (iv) the value of the vested equity awards at any time exceeds $3,000,000.

    As part of its efforts to retain Mr. Brooks so that Constellation Energy may continue to benefit from his significant expertise in the marketing and trading business, Constellation Energy agreed to pay him a total cash amount of $1,150,000, with 40% vesting on July 1, 2002, and the remaining 60% vesting on July 1, 2003. In the event of a change in control of Constellation Energy or termination of Mr. Brooks' employment by Constellation Energy without cause, the entire $1,150,000 will immediately vest and be paid, to the extent not previously paid.

                        COMMON STOCK PERFORMANCE GRAPH

    The following graph assumes $100 was invested on December 31, 1996, in BGE common stock until April 30, 1999 and in Constellation Energy common stock since then, and compares the share price performance with the S&P 500 Index and the Dow Jones Electric Utilities Index. Total return is computed assuming reinvestment of dividends.

                                    [CHART]

                   5-Year Performance Graph
                CEG             S & P           DJEUI

   1996       100.00           100.00          100.00

S  1997       135.35           133.36          128.98
R
A  1998       129.21           171.48          148.22
L
L  1999       128.66           207.56          126.42
O
D  2000       209.42           188.66          200.05

   2001       126.02           166.24          158.79




Common Stock Performance Graph

          REPORT OF COMMITTEE ON MANAGEMENT ON EXECUTIVE COMPENSATION

Committee on Management

    The Committee on Management is responsible for executive compensation policies. We also approve all compensation plans, specific salary amounts, and other compensation awards for individual executives. All of our Committee members are outside directors.

Philosophy

    We design compensation policies to encourage executives to manage Constellation Energy and its subsidiaries (collectively, the company) in the best long-term interests of shareholders and to allow the company to attract and retain executives best suited to lead it in a changing industry. We have retained an outside executive compensation consultant since 1993. Our consultant provides information and advice on a regular basis. In addition, internal compensation analysts, certified by WorldatWork (formerly the American Compensation Association), use published survey data, outside consultants, and other resources to make recommendations to us.

    Our Committee determined that the relevant labor market for base salary in 2001 for company executives is the energy services industry. The energy services companies we used for comparison in 2001 were regulated electric utilities, combination regulated electric/gas utilities, and energy services companies with regulated utility and significant nonregulated merchant generation business subsidiaries. The data was analyzed and adjusted to account for Constellation Energy's size. We believe these energy services companies best represent the portion of the executive labor market in which Constellation Energy competes. For some nonregulated subsidiary executives, we also used labor market data from various industries that are similar to their respective businesses. For short-term and long-term incentive opportunities, we benchmarked incentive opportunity provided in comparably sized companies across a broad spectrum of industries.

    The elements of executive compensation are:

   .  base salary,
   .  short-term incentive awards, and
   .  long-term incentive awards.

    The Committee's philosophy is that base salary should approximate the median level of the relevant labor market. Base salary and short-term incentive awards should approximate the median level of the relevant labor market for average performance, and the 75/th percentile for superior performance. Long-term incentive awards for superior performance should bring total compensation to approximately the 75th percentile of the relevant labor market. As described below, corporate and/or subsidiary business performance are among the criteria we use in determining base salary, and are key components in determining both short-term and long-term incentive awards. /

Annual Cash Compensation

    Base Salary. We used publicly available compensation data and the Committee's compensation philosophy to determine base salary range increases for Mr. Poindexter and the other named executives in 2001.

    We determined that the base salaries we established in the fourth quarter of 2000 were appropriate for 2001 for Mr. Poindexter, Mr. Crooke, Mr. Grubman, and Mr. Shivery. Therefore, no base salary increase was approved during 2001 for these executives. We determined starting base salary amounts

                    Report of Committee on Management on Executive Compensation for newly hired executives in 2001, Mr. Shattuck and Mr. Brooks, based on the established salary range for each position. Mr. Heintz received a salary increase based on the Board's annual review of his subsidiary business performance and his position in the salary range.

    Short-Term Incentives. Bonus payments for Mr. Poindexter, Mr. Shattuck, and other named executives represent the short-term incentive component of executive compensation. The Committee considered bonuses for the named executives based on achievement of corporate financial and business plan objectives. The Committee evaluated the 2001 corporate financial performance and determined that performance was below threshold. A key corporate business plan objective was to complete business separation during 2001. Due to significant changes in the utility industry, energy markets and the general economy, management decided to maintain the current corporate structure and not separate the company, to provide a better platform of size, strength and stability to execute the company's business strategies. Therefore, no bonus payments were made to Messrs. Shattuck, Grubman, and Shivery.

    For Messrs. Poindexter, Crooke and Heintz, the Committee took into account a subjective assessment of 2001 Baltimore Gas and Electric Company (BGE) business plan performance, which included BGE: reporting its best year ever for average interruptions per customer, beating by 15% its previous all-time best reliability record set in 2000; locking in wholesale power supply contracts, ensuring it can meet its obligation as provider of last resort through the end of the transition to customer choice in 2006; embarking on a new initiative titled Achieving Operational Excellence, to enhance financial and operational performance while increasing customer satisfaction, reliability, productivity, and reducing costs; and exceeding the 2001 financial performance plan. Based on this assessment, bonus payments were made at 20% of target opportunity to Mr. Poindexter and Mr. Crooke and at 30% of target opportunity to Mr. Heintz. During 2001, as part of a retention program, the Committee guaranteed Mr. Brooks a $1,500,000 annual incentive payment. The bonus payments for 2001 performance are shown in the Summary Compensation Table on page 13.

    When Mr. Shattuck became Chief Executive Officer during 2001, the Committee guaranteed his 2002 bonus at 100% of base salary.

Long-Term Incentives

    The existing Constellation Energy Long-Term Incentive Plan will be in effect until 2005. The Plan allows various types of awards keyed to corporate performance, including restricted stock subject to performance-based contingencies and stock options. Outstanding grants under the Plan include performance-based restricted stock and stock options. The value of these long-term incentive grants are strongly tied to future performance: the performance-based restricted stock grants are generally subject to forfeiture if performance criteria are not satisfied and the stock options provide value to the executive only to the extent the market price appreciates over the option term. All grants are subject to forfeiture if the executive's employment terminates for certain reasons during the applicable performance period.

    2001 Award Payouts. The named executives did not earn awards of Constellation Energy common stock under the Plan based on the 1999-2001 performance period, as Constellation Energy total shareholder return during the three-year performance period fell below the award threshold. All restricted stock granted for the 1999-2001 performance period was forfeited, along with the Constellation Energy stock purchased with dividends accumulated on the restricted shares throughout the performance period.

Report of Committee on Management on Executive Compensation

    2000 Grants. For the 2000 grants of performance-based restricted stock, growth in Constellation Energy share price is the only performance criterion. The award payout can range from a minimum award if a specified performance level is achieved at the end of the performance period, progressing to higher award payouts for higher performance. The 2000 grants are shown in footnote 1 to the Summary Compensation Table. Stock options were also granted in 2000, and are shown in the column of the Summary Compensation Table on page 13 titled Long-Term Compensation -- Securities Underlying Options and in the Option Table on page 15.

    2001 Grants. During 2001, in connection with the company hiring Mr. Shattuck and Mr. Brooks, the Committee granted to both executives performance-based restricted stock under the 2000-2002 performance plan. Like other executives who received grants with this same performance period in 2000, the only performance criterion is growth in Constellation Energy share price. For Mr. Shattuck, the award payout can range from a minimum award if a specified performance level is achieved at the end of the performance period, progressing to a higher award payout for higher performance. For Mr. Brooks, the award payout will range from a guaranteed target award progressing to a higher award payout for higher performance. Award payouts for both executives will not be prorated for service during the performance period. The Committee also granted service-based restricted stock as follows: to Mr. Shattuck and Mr. Poindexter, 33,333 shares with a one-year restriction period, to Mr. Shattuck 50,000 shares with a five-year restriction period, and to Mr. Poindexter 25,000 shares with a five-year restriction period but that will vest immediately at retirement. The 2001 grants are shown in footnote 1 to the Summary Compensation Table on page 13 and in the Long-Term Incentive Plan Table on page 16.

    During 2001, as part of a retention program, Mr. Brooks also received a nonqualified stock option grant, which allows him to acquire shares of common stock at the fair market value on the date of grant, over a specified period of time. The options vest 40% on July 1, 2002 and 60% on July 1, 2003 and are exercisable for ten years from the grant date; provided, however, the option immediately vests if his employment is terminated by the company without cause. The grant for Mr. Brooks is shown in the column in the Summary Compensation Table on page 13 titled Long-Term Compensation -- Securities Underlying Options and in the Option Tables on page 15.

Policy Concerning $1 Million Deduction Limitation

    Section 162(m) of the Internal Revenue Code limits to $1 million the tax deduction of public companies for compensation paid to their chief executive officers and the four other most highly compensated executive officers. There are several exemptions to Section 162(m), including one for qualified performance-based compensation. To be qualified, performance-based compensation must meet various requirements, including shareholder approval. Our Committee's general intent is to design and administer the executive compensation programs in a manner that will preserve the deductibility of compensation payments to executive officers. However, this goal is secondary in importance to achievement of the companies' compensation philosophy discussed earlier in this report, including managing Constellation Energy and its subsidiaries in the best long-term interests of shareholders. Our Committee believes that as the potential increased tax liability is becoming more significant, we propose to alter the current incentive plan provisions. We present for shareholder approval the Executive Annual Incentive Plan and the Executive Long-Term Incentive Plan in order to meet the performance-based qualification under the Internal Revenue Code. While we seek shareholder

                    Report of Committee on Management on Executive Compensation approval of the above mentioned plans, we feel it is appropriate to maintain the flexibility of our Committee to exercise judgement in assessing an executive's performance in order to achieve the desired compensation objectives.

March, 2002

          Michael D. Sullivan, Chairman       Douglas L. Becker
          Frank P. Bramble, Sr.               Edward J. Kelly, III
          Robert J. Lawless

                       PROPOSAL NO. 2 -- RATIFICATION OF
                         PRICEWATERHOUSECOOPERS LLP AS
                       INDEPENDENT ACCOUNTANTS FOR 2002

    The Board of Directors, acting on the recommendation of the Audit Committee has appointed PricewaterhouseCoopers LLP as the independent accountants of Constellation Energy for the fiscal year ending December 31, 2002. PricewaterhouseCoopers LLP has been Constellation Energy's independent accountants since 1941. A member of PricewaterhouseCoopers LLP will be at the annual meeting and will have the opportunity to make a statement and answer appropriate questions. If the shareholders fail to ratify PricewaterhouseCoopers LLP as the independent accountants, the Board of Directors will reconsider their appointment.

    PricewaterhouseCoopers LLP audited Constellation Energy's 2001 consolidated financial statements and Constellation Energy's transfer agent functions. As part of its audit function, it also reviewed Constellation Energy's 2001 annual report to shareholders and various filings with the Securities and Exchange Commission and Federal Energy Regulatory Commission. A substantial amount of the services performed for the "Financial Information Systems Design and Implementation Fees" related to preparing systems in anticipation of the business separation, which has since been cancelled, and integrating the systems of Nine Mile Point Nuclear Station acquired in November 2001. Services performed for the "All Other Fees" include audits related to the now terminated business separation plan, consulting services for Constellation Energy, its subsidiaries, and executive officers, and audits of affiliates. Constellation Energy was billed or will be billed the fees below for professional services rendered by PricewaterhouseCoopers LLP in 2001.

                              Financial Information
                                     Systems                        All
       Audit Fees         Design and Implementation Fees        Other Fees
       ----------         ------------------------------        ----------
        $989,427                   $6,440,489                   $1,626,505

The Board of Directors recommends a vote "FOR" this proposal. Proxies solicited by the Board will be so voted unless the shareholder specifies a contrary choice.

Ratification of PricewaterhouseCoopers LLP as Independent Accountants for 2002

                       PROPOSAL NO. 3 -- APPROVAL OF THE
                      EXECUTIVE LONG-TERM INCENTIVE PLAN

The Board of Directors recommends a vote "FOR" the following Plan:

    The Committee on Management ("Committee") of the Board of Directors of Constellation Energy ("Board") and the Board have approved a new Executive Long-Term Incentive Plan ("Plan"), and propose that the common shareholders of Constellation Energy approve the Plan, effective as of January 1, 2002, for awards made during a ten-year period thereafter. If the Plan is not so approved by the required vote of stockholders, it will terminate, and all options granted thereunder will be cancelled. The following is a summary of the key terms of the Plan which is qualified in its entirety by reference to the full text of the Plan as proposed, which is attached to this Proxy Statement as
Exhibit 1.

    Purpose: The purpose of the Plan as proposed is to increase shareholder value by providing a long-term incentive to reward officers, key employees and directors of Constellation Energy and its subsidiaries for the continued profitable performance of Constellation Energy and its subsidiaries, and to increase the ownership of Constellation Energy common stock by such individuals.

    The Plan is structured to satisfy the requirements for performance-based compensation within the meaning of section 162(m) of the Internal Revenue Code ("Code"), so that Constellation Energy may preserve its ability to deduct for tax purposes such compensation awarded in excess of $1 million to certain top paid executives. Under this structure, awards of performance-based restricted stock or performance units, stock options and stock appreciation rights granted at fair-market value, and any related dividend equivalents, will be fully deductible by Constellation Energy for tax purposes. Section 162(m) requires that certain material terms of the Plan, including the eligibility, business criteria for establishing performance targets for applicable awards, and maximum amounts payable, be approved by Constellation Energy's shareholders.

    Shares Available Under the Plan: The number of shares of common stock that may be granted to participants under the proposed Plan is 4.89% of outstanding Constellation Energy common stock as of March 22, 2002, or 8,000,000 shares. Shares of common stock covered by an award granted under the Plan that are forfeited or cancelled, expire, or are settled in cash, or which are tendered to Constellation Energy as full or partial payment of the exercise price or related tax withholding obligations, will again be available for award under the Plan. The maximum aggregate number of shares of common stock that may be issued in connection with service-based restricted stock awards, performance-based restricted stock or performance unit awards, or equity awards is 800,000. The maximum number of shares of common stock subject to awards of any combination that may be granted under the Plan during any calendar year to any one person is 2,000,000; but to the extent the maximum award is not granted in a year, the unused amount may be carried over to subsequent years. All of the above share amounts are subject to adjustment to reflect stock dividends or splits, share exchanges and other capital adjustments.

    As of March 22, 2002, the fair market value of a share of common stock, based on the New York Stock Exchange composite transaction closing price, was $30.76.

    Administration: The Plan as proposed would be administered by the Committee. The proposed Plan gives the Committee broad authority to determine the persons to whom, and the times at which,

                             Approval of the Executive Long-Term Incentive Plan
awards will be granted or lapse under the Plan, the types of awards to be granted, the number of shares of common stock to be covered by each award, and all other terms and conditions for awards granted under the Plan. The Committee may require or permit a participant to defer all or part of any award payout. The Committee may delegate its authority with respect to participants who are not executive officers.

    Participation: Each officer, key employee or director of Constellation Energy or its subsidiaries, who is designated by the Committee, is eligible to participate in the Plan. Also, the Committee may grant awards to individuals in connection with hiring (as an officer, key employee or director), retention or otherwise, prior to the date the individual first performs service for Constellation Energy (but no award vesting will occur before such date). If the Plan had been effective on December 31, 2001, 13 officers and key employees, and 11 directors would have been eligible to participate; however, the number of other officers, key employees and directors who may be designated in the future is currently not determinable.

    Awards: Under the Plan as proposed, the following awards may be granted from time to time by the Committee:

    Service-Based Restricted Stock: The Committee may grant awards of common stock bearing restrictions ("Restricted Stock") prohibiting a participant's transfer of the Service-Based Restricted Stock until the lapse of the restriction period. No consideration is payable by the participant as a result of the grant. The Committee may establish the terms and conditions of each grant, including the restriction period (which will be not less than one (1) and not more than ten (10) years), whether dividends will be paid currently or accumulated and the form of any dividend payment. On completion of the restriction period, the restrictions will expire with respect to one or more shares of Service-Based Restricted Stock.

    Options: The Committee may grant either Incentive Stock Options, which are qualified under section 422 of the Code, or options not intended to qualify under any section of the Code ("Nonqualified Options"). No consideration is payable by the participant as a result of the grant. The Committee may establish the terms and conditions of each grant; provided, however, that an option may not be granted with an exercise price less than 100% of the fair market value of the common stock on the date the option is granted, and repricing of the option (other than to reflect a capital adjustment of Constellation Energy) is expressly prohibited without shareholder approval. Further, the period during which the options are exercisable will not exceed ten (10) years from the date of grant. In the Committee's discretion, the exercise price may be paid in cash, shares of common stock, or both.

    The federal income tax consequences of options are summarized as follows:

        Incentive Stock Options: Incentive Stock Options under the Plan are intended to meet the requirements of section 422 of the Code. No tax consequences result to the participant or Constellation Energy from the grant of the option. If a participant exercises an option, no income will be recognized by the participant for ordinary income tax purposes (although the difference between the exercise price and the fair market value of the common stock subject to the option may result in alternative minimum tax liability to the participant) and Constellation Energy will not be allowed a deduction at any time in connection with such award, if the following conditions are met: (i) at all times during the period beginning with the date of grant and ending on the day three months before the date of exercise, the

Approval of the Executive Long-Term Incentive Plan participant is an employee of Constellation Energy or of a subsidiary; and
    (ii) the participant makes no disposition of the common stock within two years from the date of grant nor within one year after the common stock is transferred to the participant. The three-month period is extended to one year in the event of disability. If the common stock is sold by the participant after meeting these conditions, any gain realized over the exercise price ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

        If the participant fails to comply with the employment or holding period requirements discussed above, the participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the common stock on the date of exercise over the exercise price or (ii) the excess of the amount realized upon such disposition over the exercise price. If the participant is treated as having received ordinary income because of his or her failure to comply with either requirement above, a deduction for the same amount will be allowed to Constellation Energy in the same year.

        Nonqualified Stock Options: No tax consequences result to the participant or Constellation Energy from the grant of the option. A participant who exercises an option with cash will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise, and Constellation Energy will be entitled to a deduction for the same amount in the same year. The participant's basis in such shares will be the fair market value on the date income is realized, and when the participant disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares, on any gain realized in excess of the basis.

    Performance-Based Restricted Stock/Performance Units: The Committee may grant awards of common stock bearing restrictions ("Restricted Stock") prohibiting a participant's transfer of the Performance-Based Restricted Stock until the lapse of the restriction period. No consideration is payable by the participant as a result of the grant. The Committee may establish the terms and conditions of each grant, including the restriction period (which will be not less than one (1) and not more than ten (10) years), whether dividends will be paid currently or accumulated and the form of any dividend payment, and will also condition the awards on attainment, during a performance period established by the Committee, of one or more "performance targets" established by the Committee. On completion of the restriction period and attainment of the performance targets, the restrictions will expire with respect to one or more shares of Performance-Based Restricted Stock.

    The Committee may also make performance unit awards payable in common stock, cash or both, upon attainment during a performance period established by the Committee, of one or more performance targets established by the Committee.

    Performance targets, which may vary from participant to participant, will be based upon one or more of the following business criteria (which are defined in section 2 of the Plan) on a consolidated basis:

   .  net income (or adjusted net income)
   .  return on equity (or adjusted return on equity)
   .  return on assets (or adjusted return on assets)
   .  earnings before income taxes (or adjusted earnings before income taxes)

                             Approval of the Executive Long-Term Incentive Plan

   . earnings per share (diluted) (or adjusted earnings per share (diluted)) . total shareholder return
   .  share price

    The targets must be established by the Committee while the performance relative to the targets remains substantially uncertain within the meaning of section 162(m). The performance measurement periods are determined by the Committee.

    With respect to adjusted net income, adjusted return on equity, adjusted return on assets, adjusted earnings before income taxes, and adjusted earnings per share, section 9(a)(iv) of the Plan generally permits the Committee to determine at the time the performance targets are established that certain adjustments will be made to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following: (1) the gain, loss, income and/or expense resulting from any one or more of the following items: (a) changes in accounting principles that become effective during the performance period; (b) extraordinary, unusual or infrequently occurring events reported publicly by Constellation Energy, excluding early extinguishment of debt; and (c) the disposition of a business, in whole or in part, or the sale of investments or non-core assets ; (2) gain or loss from all or certain claims and/or litigation and insurance recoveries; (3) the impact of impairment of tangible or intangible assets; (4) restructuring or business recharacterization activities reported publicly by Constellation Energy; and
(5) the impact of investments or acquisitions. Each of the adjustments described in this paragraph may relate to Constellation Energy as a whole or any part of Constellation Energy's business or operations, as determined by the Committee at the time the performance targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. Finally, adjustments will be made as necessary to any business criteria related to Constellation Energy's stock to reflect changes in corporate capitalization, such as stock splits and certain reorganizations.

    Stock Appreciation Rights: The Committee may grant awards of stock appreciation rights in conjunction with an option or as a separate award. No consideration is payable by the participant as a result of the grant. The Committee may establish the terms and conditions of each grant; provided, however, the period during which the rights are exercisable will not exceed ten
(10) years.

    Stock appreciation rights provide the right to receive a payment in cash, common stock, or both in the Committee's discretion. If a grant is in conjunction with an option, the option must be surrendered, and the amount of the payment will be determined based on (i) the excess of the fair market value of the common stock at the date of exercise over the option price, or (ii) the excess of the book value of the common stock at the date of exercise over the book value at the date the option was granted. If a grant is not in conjunction with an option, the payment will be determined based on (i) the excess of the fair market value of the common stock at the date of exercise over the fair market value at the date of grant or (ii) the excess of the book value of the common stock at the date of exercise over the book value at the date of grant. In either case, the Committee has discretion to determine which formula is used.

    Dividend Equivalents: The Committee may grant awards of dividend equivalents in conjunction with an outstanding option, a separately awarded stock appreciation right, performance units, or awards of additional common stock if Performance-Based Restricted Stock performance target objectives are

Approval of the Executive Long-Term Incentive Plan exceeded. No consideration is payable by the participant as a result of the grant. Each dividend equivalent entitles the participant to receive an amount, at such times and in a form and manner in the Committee's discretion, equal to the dividend actually paid with respect to a share of common stock on each dividend payment date from the date of grant until the dividend equivalent lapses. Dividend equivalents will lapse at a date no later than the lapse date of the award with which it is granted.

    Other Equity Awards: Awards of shares of common stock may be issued with or without payment of consideration by the participant. An equity award may be denominated in shares of stock or other securities, stock-equivalent units, securities or debentures convertible into our common stock, or in any combination of the foregoing, and may be paid in cash, common stock or other securities, or a combination thereof. All or part of any equity award may be subject to conditions and restrictions, which the Committee will specify. Unless the Committee determines otherwise, there will be a restriction period of at least 3 years' duration on equity awards.

    Accelerated Award: If a change in control of Constellation Energy occurs, a participant with an outstanding award will be entitled to an accelerated, prorated payout of Restricted Stock or performance units, and any gain on any outstanding option or stock appreciation right award will be immediately paid to the participants. Other equity awards will immediately vest. Any required payments will be made in cash.

    Amendments: The Committee may amend, suspend or terminate the Plan at any time, except that common shareholder approval is required for amendments that materially increase the shares that may be issued under the Plan. Also, amendments that adversely affect the rights of Participants with respect to previously granted awards require affected Participant consent. Further, no amendment will be effective without Board and/or shareholder approval if such approval is required under section 162(m), the securities laws or any other applicable laws.

    Tax Withholding: Constellation Energy may deduct from cash award payouts, or withhold shares from awards paid in common stock, any required tax withholding related to such award.

    Grants Made Subject to Shareholder Approval: The table below shows Constellation Energy common stock nonqualified option grants made under the Plan to the executive and group listed below. Grants were made subject to shareholder approval; therefore, the options will terminate if such approval is not received:

                      EXECUTIVE LONG-TERM INCENTIVE PLAN
                              STOCK OPTION GRANTS

                                         Number of Options
                                         -----------------
                     M. A. Shattuck, III     1,375,000
                     Executive Group         1,935,000

    Each option allows the executive to acquire shares of common stock at a fixed price per share ($27.93, the fair-market value on February 5, 2002, the date of grant), over a period of 10 years from the date of grant, subject to ratable vesting over 5 years from the date of grant.

    No other individual or group received grants. As described under Directors' Compensation on page 8, during 2002, each Constellation Energy director will receive an equity-based award

                             Approval of the Executive Long-Term Incentive Plan
valued at approximately $35,000. The type of award, and the timing of the grant, will be determined later in 2002. Any other future grants that may be made by the Committee are not currently determinable.

The Board of Directors recommends a vote "FOR" this proposal. Proxies solicited by the Board will be so voted unless the shareholder specifies a contrary choice.

       PROPOSAL NO. 4 -- APPROVAL OF THE EXECUTIVE ANNUAL INCENTIVE PLAN

The Board of Directors recommends a vote "FOR" the following Plan:

    The Committee on Management ("Committee") of the Board of Directors of Constellation Energy ("Board") and the Board have approved a new Executive Annual Incentive Plan ("Plan"), and propose that the common shareholders of Constellation Energy approve the Plan, effective as of January 1, 2002, for awards made during a five-year period thereafter. The following is a summary of the key terms of the Plan, which is qualified in its entirety by reference to the full text of the Plan as proposed, which is attached to this Proxy Statement as Exhibit II.

    Purpose: The purpose of the Plan as proposed is to permit Constellation Energy to provide annual performance incentives to attract, retain and motivate executives in a manner that preserves Constellation Energy's ability to deduct for tax purposes incentive compensation in excess of $1 million awarded to certain top paid executives. The Plan is structured to satisfy the requirements for performance-based compensation within the meaning of section 162(m) of the Internal Revenue Code. Section 162(m) requires that certain material terms of the Plan, including the eligibility, business criteria for establishing performance targets for applicable awards, and maximum amounts payable, be approved by Constellation Energy's shareholders.

    Administration: The Committee will administer the Plan. The Committee is responsible for designating eligible participants and establishing specific "performance targets" and an objective formula or standard to determine the maximum awards payable to each participating executive officer.

    Participation: Each executive officer of Constellation Energy or its subsidiaries who is designated by the Committee is eligible to participate in the Plan. If the Plan had been effective on December 31, 2001, 13 executive officers could have been designated by the Committee as eligible to participate.

    Performance Targets: The performance targets may be based on one or more of the following business criteria (which are defined in section 2 of the Plan) on a consolidated basis:

     .  net income (or adjusted net income)
     .  return on equity (or adjusted return on equity)
     .  return on assets ( or adjusted return on assets)
     . earnings before income taxes (or adjusted earnings before income taxes) . earnings per share (diluted) (or adjusted earnings per share (diluted))

    The targets must be established by the Committee while the performance relative to the targets remains substantially uncertain within the meaning of section 162(m). At the time the performance

Approval of the Executive Annual Incentive Plan targets are established, the Committee will determine the objective method of determining the maximum amount payable to each participant. The performance measurement periods are typically a single fiscal year but may include more than one fiscal year, from January 1, 2002 through December 31, 2006.

    With respect to adjusted net income, adjusted return on equity, adjusted return on assets, adjusted earnings before income taxes, and adjusted earnings per share, section 5E of the Plan generally permits the Committee to determine at the time the performance targets are established that certain adjustments will be made to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following: (1) the gain, loss, income and/or expense resulting from any one or more of the following items: (a) changes in accounting principles that become effective during the performance period; (b) extraordinary, unusual or infrequently occurring events reported publicly by Constellation Energy, excluding early extinguishment of debt; and
(c) the disposition of a business, in whole or in part, or the sale of investments or non-core assets; (2) gain or loss from all or certain claims and/or litigation and insurance recoveries; (3) the impact of impairment of tangible or intangible assets; (4) restructuring or business recharacterization activities reported publicly by Constellation Energy; and (5) the impact of investments or acquisitions. Each of the adjustments described in this paragraph may relate to Constellation Energy as a whole or any part of Constellation Energy's business or operations, as determined by the Committee at the time the performance targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. Finally, adjustments will be made as necessary to any business criteria related to Constellation Energy's stock to reflect changes in corporate capitalization, such as stock splits and certain reorganizations.

    Award Payments: The Plan permits awards to be paid in cash, stock, restricted stock, stock options, other stock-based or stock-denominated units or any other form of consideration. Any stock payments would be made from Constellation Energy's long-term incentive plan. Under the Plan, the maximum individual participant award for each fiscal year may not exceed $5 million.

    Notwithstanding these maximums, the Committee has sole discretion to determine, pursuant to its "negative discretion," whether to actually pay any or all of the maximum permissible award or to defer payment or vesting of any award. The Committee is also authorized to exercise its negative discretion by establishing additional conditions and terms of payment of awards, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. Although the Committee may waive these additional conditions and terms, it may not waive the basic performance targets as to the business criteria chosen for any particular period.

    Change in Control: If a participant's employment terminates within two years after a change in control of Constellation Energy, the participant will be eligible for an award for the performance year during which the termination occurs. The award will be computed assuming maximum performance. Also, during this two-year period, the Plan cannot be amended to adversely affect participant rights under the Plan without participant consent.

    Amendments: The Committee may from time to time amend, suspend or terminate the Plan in whole or in part, but no amendment will be effective without Board and/or shareholder approval if such approval is required to satisfy the requirements of section 162(m). Also, amendments that adversely affect the rights of participants with respect to previously granted awards require affected participant consent.

                                Approval of the Executive Annual Incentive Plan

The Board of Directors recommends a vote "FOR" this proposal. Proxies solicited by the Board will be so voted unless the shareholder specifies a contrary choice.

    PROPOSAL NO. 5 /-- SHAREHOLDER PROPOSAL CONCERNING HIRING CONSTELLATION
                    ENERGY'S AUDITORS FOR NON-AUDIT WORK /

    We have been advised by the Board of Trustees of the International Brotherhood of Electrical Workers' Pension Benefit Fund, 1125 Fifteenth Street, N.W., Washington, D.C. 20005 that it holds 5,908 shares of common stock and that the following proposal will be presented for action at the annual meeting.

   The Board of Directors' objection follows the shareholder proposal.

   The following proposal is presented word-for-word:

                         Audit and Non-Audit Services

Resolved, that the shareholders of Constellation Energy Group, Inc. ("Company") request that the Board of Directors adopt a policy stating that the public accounting firm retained by our Company to provide audit services, or any affiliated company, should not also be retained to provide non-audit services to our Company.

Statement of Support: The role of independent auditors in ensuring the integrity of the financial statements of public corporations is fundamentally important to the efficient and effective operation of the financial markets. The U.S. Securities and Exchange Commission recently stated:

   Independent auditors have an important public trust. Investors must be able to rely on issuers' financial statements. It is the auditor's opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial, and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor's opinion and will be far less likely to invest in that public company's securities. (Division of Corporate Finance, Staff Legal Bulletin #14, 7/13/01) ("Bulletin #14").

It is critically important to the integrity of the auditing process and the confidence of investors that those firms performing audits for public corporations avoid business relationships that might compromise their independence or raise the perception of compromised judgment. At the heart of the challenge to auditor independence is the growing level of business and financial relationships developing between audit firms and their clients. Bulletin #14 identifies these growing business relationships that threaten auditor independence:

   Accounting firms have woven an increasingly complex web of business and financial relationships with their audit clients. The nature of the non-audit services that accounting firms provide to their audit clients has changed, and the revenues from these services have dramatically increased.

The growth of non-audit revenues represents a trend that has been accelerating dramatically in the last several years, with non-audit fees for consulting or advisory services exceeding audit fees at many

Shareholder Proposal Concerning Hiring
Constellation Energy's Auditors for Non-Audit Work companies. Our Company is in the category of companies that pays its audit firm more for non-audit advisory services than it does for audit services. Constellation Energy's most recent proxy statement indicated that PricewaterhouseCoopers LLP billed $767,882 for audit services, while billing $3,177,085 for non-audit services rendered.

We believe that this financial "web of business and financial relationships" may at a minimum create the perception of a conflict of interest that could result in a lack of owner and investor confidence in the integrity of the Company's financial statement. As long-term shareowners, we believe that the best means of addressing this issue is to prohibit any audit firm retained by our Company to perform audit services from receiving payment for any non-audit services performed by the firm. We urge your support for this resolution designed to protect the integrity of the Company's auditing and financial reporting processes.

 BOARD OF DIRECTORS' OBJECTION TO THE PROPOSAL ON AUDIT AND NON-AUDIT SERVICES

    Constellation Energy agrees that maintaining auditor independence and ensuring the integrity of the company's financial statements are of paramount importance. The Board of Directors believes that adequate safeguards exist at Constellation Energy to preserve auditors' independence. The Board also believes that an absolute prohibition on utilizing Constellation Energy's auditors for non-audit services is not in the best interest of Constellation Energy or its shareholders. Nonetheless, as described below, Constellation Energy supports limiting certain types of non-audit services performed by our auditing firm unless there is a compelling reason for such engagement.

    The issue of auditors' independence was reviewed by the Securities and Exchange Commission (SEC) in recent years and culminated in the issuance of various releases. As a result of recent events however, a number of accounting firms, regulatory entities and industry groups are currently reviewing these issues.

    There are, in essence, two categories of non-audit services. Both would be banned under this shareholder proposal. Constellation Energy often needs to retain our auditors for services relating to registration statements and other SEC filings, taxes, carve-out audits, audits of affiliates performed outside the annual audit of the consolidated financial statements, statutory audits and audits of employee benefit plans. Although this category of services is classified as non-audit services under current SEC rules, these services are so closely related to, or an outgrowth of, the audit or financial reporting that it would be impractical and cost prohibitive to retain a different firm to do such work.

    The second type of non-audit services is other consulting, such as information technology and management consulting. Constellation Energy has decided not to enter into any new engagements with our auditing firm for this type of non-audit services unless there is a compelling case where the firm's particular expertise and capabilities benefit the company and its shareholders. In addition, PricewaterhouseCoopers, our auditors, recently announced plans for a legal separation of its management consulting business from its core auditing, accounting and tax businesses. We endorse this separation. As a result, our auditing firm likely will not offer many of these non-audit services in the future.

  Board of Directors' Objection to the Proposal on Audit and Non-Audit Services

    In the ordinary course of Constellation Energy's business operations, management must have the ability to retain our auditors for those non-audit services that follow from the audit process. We believe that Constellation Energy's Audit Committee, consisting entirely of independent outside directors, is best suited to make determinations concerning our auditors' independence and to determine whether our auditors should provide these non-audit services. In that regard, although not required by the SEC rules, our Audit Committee has implemented a procedure to pre-approve all engagements, both audit and non-audit, of our auditing firm and periodically makes reports to the full Board of Directors. In addition, Constellation Energy officers and the Audit Committee continually monitor and evaluate the performance of PricewaterhouseCoopers in both its audit and non-audit services, the fees paid for all such services and the compatibility of the non-audit services with maintaining the firm's independence.

    Furthermore, in accordance with guidelines of the American Institute of Certified Public Accountants' and PricewaterhouseCoopers' internal control procedures, PricewaterhouseCoopers has processes in place to ensure that its audits are conducted in an objective and impartial manner, including the mandatory rotation of the engagement partner, an independent concurring partner review of each audit and periodic review by another major accounting firm of its audit practices.

    In addition, Constellation Energy has annually sought shareholder ratification of our independent auditors. We also provide to our shareholders information relating to fees paid to our auditors as well as disclosure of the Audit Committee's consideration of whether the provision of non-audit services is compatible with maintaining the independence of Constellation Energy's auditors, all as required by the rules of the SEC.

    Given the protective measures in place to preserve auditors' independence, our limits on the types of non-audit services that our independent auditors can perform in the future and the disclosures required concerning our independent auditors, we believe there is little chance for abuse and no benefit to Constellation Energy or its shareholders from a complete prohibition against utilizing our auditing firm for select non-audit services.

The Board of Directors recommends a vote "AGAINST" this proposal. Proxies solicited by the Board will be so voted unless the shareholder specifies a contrary choice on the proxy card.

               SUBMISSION OF SHAREHOLDER PROPOSALS FOR NEXT YEAR

    For inclusion in next year's Proxy Statement. Any Constellation Energy shareholder who wants to include a proposal in the proxy statement for the 2003 annual meeting must deliver it so we receive it by December 20, 2002.

    For presentation at the next Annual Meeting. Any Constellation Energy shareholder who wants to propose a nominee for election as a director or to present a proposal at the 2003 annual meeting must deliver it so we receive it by February 3, 2003. Nominations and proposals not received by this date may not be presented at the annual meeting.

    Any proposals must be sent, in writing, to the Secretary, Constellation Energy Group, Inc., 250 W. Pratt Street, 23rd Floor, Baltimore, MD 21201. Proposals will not be accepted by facsimile.

Submission of Shareholder Proposals for Next Year

                                                                      Exhibit I

                       CONSTELLATION ENERGY GROUP, INC.
                      EXECUTIVE LONG-TERM INCENTIVE PLAN
                                    (PLAN)

1. Purpose. The purpose of this Plan is to increase shareholder value by providing a long-term incentive to reward officers and key employees of the Company and its Subsidiaries, who are mainly responsible for the continued growth, development, and financial success of the Company and its Subsidiaries, and for the continued profitable performance of the Company and its Subsidiaries. The Plan is also designed to permit the Company and its Subsidiaries to attract and retain talented and motivated directors, officers and key employees and to increase their ownership of Company common stock. The Plan also provides the ability to award long-term incentives that qualify for federal income tax deduction.

2. Definitions. All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning specified below:

    "Adjusted EBIT" means EBIT, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 9A(iv) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

    "Adjusted EPS" means EPS, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 9A(iv) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

    "Adjusted Net Income" means Net Income, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 9A(iv) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

    "Adjusted Return on Assets" means Return on Assets subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 9A(iv) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

    "Adjusted Return on Equity" means Return on Equity, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 9A(iv) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

    "Award" means individually or collectively, Restricted Stock, Options, Performance Units, Stock Appreciation Rights, Dividend Equivalents, or Equity granted under this Plan.

    "Board" means the Board of Directors of the Company.

    "Book Value" means the book value of a share of Stock determined in accordance with the Company's regular accounting practices as of the last business day of the month immediately preceding the month in which a Stock Appreciation Right is exercised as provided in Section 10.

    "Business Criteria" means any one or any combination of Net Income, Adjusted Net Income, Return on Equity, Adjusted Return on Equity, Return on Assets, Adjusted Return on Assets, Total Shareholder Return, Stock Fair Market Value, EBIT, Adjusted EBIT, EPS or Adjusted EPS.

                                               Constellation Energy Group, Inc.
                                             Executive Long-Term Incentive Plan

    "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

    "Committee" means the Committee on Management of the Board; provided, however, that if such Committee fails to satisfy the disinterested administration provisions of Section 16b-3 of the 1934 Act or the outside director provisions of Section 162(m)(4)(C) of the Code, "Committee" shall mean a committee of directors of the Company who satisfy the requirements of such Sections.

    "Company" means Constellation Energy Group, Inc., a Maryland corporation, or its successor, including any "New Company" as provided in Section 15I.

    "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

    "Date of Retirement" means the date of Retirement.

    "Disability" means the determination that a Participant is "disabled" under the Company disability plan in effect at that time.

    "Dividend Equivalent" means an Award granted under Section 11.

    "EBIT" for any Year means the consolidated earnings before income taxes of the Company, as reported in the consolidated financial statements of the Company for the Year.

    "Eligible Person" means any person who satisfies all of the requirements of
    Section 5.

    "EPS" for any Year means diluted earnings per share of the Company, as reported in the Company's consolidated financial statements for the Year.

    "Equity" means an Award granted under Section 12.

    "Exercise Period" means the period or periods during which a Stock Appreciation Right is exercisable as described in Section 10.

    "Fair Market Value" means the average of the highest and lowest price at which the Stock was sold regular way on the New York Stock
    Exchange-Composite Transactions on a specified date.

    "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

    "Net Income" for any Year means the consolidated net income of the Company, as reported in the consolidated financial statements of the Company for the Year.

    "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "Option" or "Stock Option" means either a nonqualified stock option or an incentive stock option granted under Section 8.

Constellation Energy Group, Inc.
Executive Long-Term Incentive Plan

    "Option Period" or "Option Periods" means the period or periods during which an Option is exercisable as described in Section 8.

    "Participant" means an individual who has been granted an Award under this Plan.

    "Pension Plan" means the Pension Plan of Constellation Energy Group, Inc. as may be amended from time to time.

    "Performance-Based Restricted Stock" means that in determining the amount of a Restricted Stock Award payout, the Committee will take into account the Performance Targets.

    "Performance Period" means the taxable year of the Company or any other period designated by the Committee with respect to which an Award may be granted.

    "Performance Target(s)" means the specific objective goal or goals that are timely set in writing by the Committee pursuant to Section 9A(ii) for each Participant for the applicable Performance Period in respect of any one or more of the Business Criteria.

    "Performance Unit" means a unit of measurement equivalent to such amount or measure as defined by the Committee which may include, but is not limited to, dollars, market value shares, or book value shares.

    "Plan Administrator" means, as set forth in Section 4, the Committee.

    "Restricted Stock" means Stock issued in the name of a Participant that bears a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Stock until the expiration of the restriction period.

    "Retirement" means retirement on or after the "Early Retirement Date" (as such term is defined in the Pension Plan or a Subsidiary's retirement or pension plan).

    "Return on Assets" means Net Income divided by the average of the total assets of the Company at the end of the four fiscal quarters of the Year, as reported by the Company in its consolidated financial statements.

    "Return on Equity" means the Net Income divided by the average of the common shareholders equity of the Company at the end of each of the four fiscal quarters of the Year, as reported by the Company in its consolidated financial statements.

    "Service-Based Restricted Stock" means that in determining the amount of a Restricted Stock Award payout, the Committee will take into account only the period of time that the Participant performed services for the Company or its Subsidiaries since the Date of Grant.

    "Stock" means the common stock, without par value, of the Company.

    "Stock Appreciation Right" means an Award granted under Section 10.

    "Subsidiary(ies)" means any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee, in its discretion.

                                               Constellation Energy Group, Inc.
                                             Executive Long-Term Incentive Plan

    "Termination" means resignation or discharge from employment with the Company or any of its Subsidiaries except in the event of death, Disability, or Retirement.

    "Total Shareholder Return" means the sum of the change in the Fair Market Value of the Stock plus the value of reinvested dividends and cash equivalents, over the Performance Period.

    "Year" means a fiscal year of the Company commencing on or after January 1, 2002 that constitutes all or part of the applicable Performance Period.

3.  Effective Date, Duration and Stockholder Approval.

A.  Effective Date and Stockholder Approval. Subject to the approval of the
              Plan by a majority of the outstanding shares of Stock entitled to vote at the 2002 Annual Meeting of Stockholders, the Plan will be effective as of January 1, 2002.

B.  Period for Grants of Awards. Awards may be made as provided herein for a period of 10 years after January 1, 2002.

C.  Termination. The Plan will continue in effect until all matters relating to the payment of outstanding Awards and administration of the Plan have been settled.

4. Plan Administration. The Committee is the Plan Administrator and has sole authority (except as specified otherwise herein) to determine all questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the Plan provisions, and, in general, to make all determinations advisable for the administration of the Plan to achieve its stated purpose. Without limiting the generality of the foregoing, the Plan Administrator may modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as provided in Section 15H of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the Participant, and provided, further, that no modification, amendment or substitution that results in repricing a Stock Option to a lower exercise price, other than to reflect an adjustment made pursuant to Section 15H, shall be made without prior stockholder approval).

    The Plan Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and any agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Such determinations shall be final and not subject to further appeal.

    The Committee may delegate its authority under the Plan with respect to Participants who are not directors or executive officers.

5. Eligibility. Each officer, key employee or director of the Company and its Subsidiaries may be designated by the Committee as a Participant, from time to time, with respect to one or more Awards. No officer, employee or director of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan. The Plan Administrator may also grant Awards to individuals in connection with hiring (as an officer, key employee or director), retention or

Constellation Energy Group, Inc.
Executive Long-Term Incentive Plan
    otherwise, prior to the date the individual first performs services for the Company or a Subsidiary; provided, however, that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6. Grant of Awards and Limitation of Number of Shares Awarded. The Committee may, from time to time, grant Awards to one or more Eligible Persons, provided that subject to any adjustment pursuant to Section 15H, the aggregate number of shares of Stock subject to Awards that may be delivered under this Plan may not exceed eight million (8,000,000) shares. Shares delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company, or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws.

    Any shares of Stock covered by an Award (or portion of an Award) granted under the Plan that is forfeited or canceled, expires or is settled in cash, including the settlement of tax withholding obligations using shares, shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan. Likewise, if any Option granted under the Plan is exercised by tendering shares of Stock to the Company as full or partial payment for such exercise under the Plan, only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan.

    The maximum number of shares of Stock that may be issued in conjunction with Service-Based Restricted Stock Awards under Section 7 of the Plan, Performance-Based Restricted Stock or Performance Unit Awards under Section 9 of the Plan and Equity Awards under Section 12 of the Plan shall in the aggregate be eight hundred thousand (800,000). The maximum number of shares of Stock subject to Awards of any combination that may be granted during any calendar year under the Plan to any one person is two million (2,000,000); provided, however, that to the extent the maximum permissible award is not made in a year, such amount may be carried over to subsequent years. Such per-individual limit shall not be adjusted to effect a restoration of shares of Stock with respect to which the related Award is terminated, surrendered or canceled.

    The Plan Administrator may permit or require a recipient of an Award to defer all or part of such individual's receipt of the payment of cash or the delivery of Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Plan Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

7.  Service-Based Restricted Stock Awards.

    A. Grants of Service-Based Restricted Shares. One or more shares of Restricted Stock may be granted to any Eligible Person. The Service-Based Restricted Stock will be issued to the Participant on the Date of Grant without the payment of consideration by the Participant. The Service-Based Restricted Stock will be issued in the name of the Participant and will bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Service-Based Restricted Stock until the expiration of the restriction period.

                                               Constellation Energy Group, Inc.
                                             Executive Long-Term Incentive Plan

    The Committee may also impose such other restrictions and conditions on the Service-Based Restricted Stock as it deems appropriate.

    Upon issuance to the Participant of the Service-Based Restricted Stock, the Participant will have the right to vote the Service-Based Restricted Stock, and subject to the Committee's discretion, to receive the cash dividends distributable with respect to such shares, with such dividends treated as compensation to the Participant. The Committee, in its sole discretion, may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Committee.

    B. Restriction Period. At the time a Service-Based Restricted Stock Award is granted, the Committee will establish a restriction period applicable to such Award which will be not less than one year and not more than ten years. Each Restricted Stock Award may have a different restriction period, at the discretion of the Committee.

    C. Forfeiture or Payout of Award. In the event a Participant ceases employment (or ceases Board membership in the case of a director) during a restriction period, a Service-Based Restricted Stock Award is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (a) Termination--the Service-Based Restricted Stock Award is completely forfeited; or (b) Retirement, Disability or death--payout of the Service-Based Restricted Stock Award is prorated for service during the period; provided, however, that the Committee may modify the above if it determines at its sole discretion that special circumstances warrant such modification.

    Any shares of Service-Based Restricted Stock which are forfeited will be transferred to the Company.

    Upon completion of the restriction period, all Award restrictions will expire and new certificates representing the Award will be issued (the payout) without the restrictive legend described in Section 7A.

    D. Waiver of Section 83(b) Election. Unless otherwise directed by the Committee, as a condition of receiving an Award of Service-Based Restricted Stock, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Service-Based Restricted Stock as income on the Date of Grant.

8.  Stock Options.

    A. Grants of Options. One or more Options may be granted to any Eligible Person on the Date of Grant without the payment of consideration by the Participant.

    B. Stock Option Agreement. Each Option granted under the Plan will be evidenced by a "Stock Option Agreement" between the Company and the Participant containing provisions determined by the Committee, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code if directed by the Committee at the Date of Grant; provided, however, that each Incentive Stock Option Agreement must include the following terms and conditions: (i) that the Options are exercisable, either in total or in part, with a partial exercise not affecting the exercisability of the balance of the Option; (ii) every share of Stock purchased through the exercise of an Option will be paid for in full at the time of the exercise; (iii) each

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                                      I-6

    Option will cease to be exercisable, as to any share of Stock, at the earliest of (a) the Participant's purchase of the Stock to which the Option relates, (b) the Participant's exercise of a related Stock Appreciation Right, or (c) the lapse of the Option; (iv) Options will not be transferable by the Participant except by Will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative; and (v) notwithstanding any other provision, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may declare any previously granted Options to be immediately exercisable.

    C. Option Price. The Option price per share of Stock will be set by the grant, but will be not less than 100% of the Fair Market Value at the Date of Grant.

    D. Form of Payment. At the time of the exercise of the Option, the Option price will be payable in cash or in other shares of Stock or in a combination of cash and other shares of Stock, in a form and manner as required by the Committee in its sole discretion. When Stock is used in full or partial payment of the Option price, it will be valued at the Fair Market Value on the applicable date.

    E. Other Terms and Conditions. The Option will become exercisable in such manner and within such Option Period or Periods, not to exceed 10 years from its Date of Grant, as set forth in the Stock Option Agreement upon payment in full. Except as otherwise provided in this Plan or in the Stock Option Agreement, any Option may be exercised in whole or in part at any time.

    F. Lapse of Option. An Option will lapse upon the earlier of: (i) 10 years from the Date of Grant, or (ii) at the expiration of the Option Period set by the grant. If the Participant ceases employment (or ceases Board membership in the case of a director) within the Option Period and prior to the lapse of the Option, the Option will lapse as follows: (a) Termination
    - any unvested Option will lapse on the effective date of the Termination and any vested Option will lapse 90 days after the effective date of the Termination; or (b) Retirement, Disability or death - any unvested Option will lapse on the effective date of the Retirement, Disability or death and any vested Option will lapse on the earlier of 60 months after the effective date of the Retirement, Disability or death or at the expiration of the Option Period set by the Grant; provided, however, that the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification.

    G. Individual Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Stock for which Incentive Stock Options (whether under this Plan or another arrangement) in any calendar year are first exercisable will not exceed $100,000 with respect to such calendar year (or such other individual limit as may be in effect under the Code on the Date of Grant) plus any unused portion of such limit as the Code may permit to be carried over.

9.  Performance-Based Restricted Stock/Performance Units.

   A.  Provision for Awards.

       (i) General. For Awards under this Section 9, the Committee will establish (a) Performance Target(s) relative to the applicable Business Criteria, (b) the applicable Performance Period and (c) the applicable number of shares of Performance-Based

                                               Constellation Energy Group, Inc.
                                             Executive Long-Term Incentive Plan

           Restricted Stock or Performance Units that are the subject of the Award. The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m) of the Code. Notwithstanding the fact that the Performance Target(s) have been attained, the Committee may pay an Award under this Section 9 of less than the amount determined by the formula or standard established pursuant to Section 9A(ii) or may pay no Award at all.

      (ii) Selection of Performance Target(s). The specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under
           Section 162(m) of the Code and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The Performance Target(s) with respect to any Performance Period may be established on a cumulative basis or in the alternative, and may be established on a stand-alone basis with respect to the Company or on a relative basis with respect to any peer companies or index selected by the Committee. At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, the method of computing the specific amount that will represent the maximum amount of Award payable to the Participant if the Performance Target(s) are attained. The objective formula or standard shall preclude the use of discretion to increase the amount of any Award earned pursuant to the terms of the Award.

     (iii) Effect of Mid-Year Commencement of Service. If services as an executive officer or director commence after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant an Award that is proportionately adjusted based on the period of actual service during the Year, and the amount of any Award paid to such person shall not exceed that proportionate amount of the applicable maximum individual Award under Section 6.

      (iv) Adjustments. To preserve the intended incentives and benefits of an Award based on Adjusted EPS, Adjusted Net Income, Adjusted Return on Assets or Adjusted Return on Equity, the Committee may determine at the time the Performance Targets are established that certain adjustments shall apply to the objective formula or standard with respect to the applicable Performance Target to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following with respect to the Performance Period:
           (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence, excluding gains or losses on the early extinguishment of debt; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part, or the sale of investments or non-core assets; (iv) gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of impairment of tangible or intangible assets; (vi) the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by the Company; and (vii) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. Each

Constellation Energy Group, Inc.
Executive Long-Term Incentive Plan
           of the adjustments described in this Section 9A(iv) may relate to the Company as a whole or any part of the Company's business or operations, as determined by the Committee at the time the Performance Targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. In addition to the foregoing, the Committee shall adjust any Business Criteria, Performance Targets or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in such stock.

       (v) Committee Discretion to Determine Award. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant's Award shall be calculated, whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under the Plan or pay Awards under this Section 9 if the applicable Performance Target(s) have not been satisfied.

    B.  Performance-Based Restricted Stock Awards.

       (i) Grants of Performance-Based Restricted Stock. Subject to Section 9A, one or more shares of Performance-Based Restricted Stock may be granted to any Eligible Person. The Performance-Based Restricted Stock will be issued to the Participant on the Date of Grant without the payment of consideration by the Participant. The Performance-Based Restricted Stock will be issued in the name of the Participant and will bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Performance-Based Restricted Stock until the expiration of the restriction period.

           The Committee may also impose such other restrictions and conditions on the Performance-Based Restricted Stock as it deems appropriate.

           Upon issuance to the Participant of the Performance-Based Restricted Stock, the Participant will have the right to vote the Performance-Based Restricted Stock, and subject to the Committee's discretion, to receive the cash dividends distributable with respect to such shares, with such dividends treated as compensation to the Participant. The Committee, in its sole discretion, may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Committee.

      (ii) Restriction Period. At the time a Performance-Based Restricted Stock Award is granted, the Committee will establish a restriction period applicable to such Award which will be not less than one year and not more than ten years. Each Performance-Based Restricted Stock Award may have a different restriction period, at the discretion of the Committee.

                                               Constellation Energy Group, Inc.
                                             Executive Long-Term Incentive Plan

    (iii) Waiver of Section 83(b) Election. Unless otherwise directed by the Committee, as a condition of receiving an Award of Performance-Based Restricted Stock, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Performance-Based Restricted Stock as income on the Date of Grant.

    C. Performance Units. Subject to Section 9A, one or more Performance Units may be earned by an Eligible Person based on the achievement of preestablished performance objectives during a Performance Period.

    D. Forfeiture or Payout of Award. As soon as practicable after the end of each Performance Period, the Committee will determine whether the Performance Targets and other material terms of the Award were satisfied. The Committee's determination of all such matters will be final and conclusive.

    As soon as practicable after the date the Committee makes the above determination, the Committee will determine the Award payment for each Participant. Before any payments are made under this Section 9, the Committee shall be responsible for certifying in writing to the Company that the applicable Performance Targets have been met.

    In the event a Participant ceases employment (or ceases Board membership in the case of a director) during a Performance Period, the Performance-Based Restricted Stock or Performance Unit Award is subject to forfeiture or payout as follows: (a) Termination--the Performance-Based Restricted Stock or Performance Unit Award is completely forfeited; or (b) Retirement, Disability or death--payout of the Performance-Based Restricted Stock or Performance Unit Award is prorated taking into account factors including, but not limited to, service and the performance of the Participant during the portion of the Performance Period before employment ceased; provided, however, that the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification.

    Any shares of Performance-Based Restricted Stock which are forfeited will be transferred to the Company.

    E. Form and Timing of Payment. With respect to shares of Performance-Based Restricted Stock for which restrictions lapse, new certificates will be issued (the payout) without the restrictive legend described in Section 9B(i). Each Performance Unit is payable in cash or shares of Stock or in a combination of cash and Stock, as determined by the Committee in its sole discretion. Such payment will be made as soon as practicable after the Award payment is determined.

10. Stock Appreciation Rights.

    A. Grants of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan in conjunction with an Option either at the Date of Grant or by amendment or may be separately granted. Stock Appreciation Rights will be subject to such terms and conditions not inconsistent with the Plan as the Committee may impose.

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Executive Long-Term Incentive Plan

    B. Right to Exercise; Exercise Period. A Stock Appreciation Right issued pursuant to an Option will be exercisable to the extent the Option is exercisable; both such Stock Appreciation Right and the Option to which it relates will not be exercisable during the six months following their respective Dates of Grant except in the event of the Participant's Disability or death. A Stock Appreciation Right issued independent of an Option will be exercisable pursuant to such terms and conditions established in the grant. Notwithstanding such terms and conditions, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may declare any previously granted Stock Appreciation Right immediately exercisable.

    C. Failure to Exercise. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised a Stock Appreciation Right, then such Stock Appreciation Right will be deemed to have been exercised by the Participant on the last day of the Option Period or Exercise Period.

    D. Payment. An exercisable Stock Appreciation Right granted pursuant to an Option will entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to either of the following amounts, determined in the sole discretion of the Committee at the Date of Grant: (1) the excess of the Fair Market Value of one share of Stock at the date of exercise over the Option price, times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so surrendered, or (2) the excess of the Book Value of one share of Stock at the date of exercise over the Book Value of one share of Stock at the Date of Grant of the related Option, times the number of shares called for by the Stock Appreciation Right. Upon exercise of a Stock Appreciation Right not granted pursuant to an Option, the Participant will receive for each Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to either of the following amounts, determined in the sole discretion of the Committee at the Date of
    Grant: (1) the excess of the Fair Market Value of one share of Stock at the date of exercise over the Fair Market Value of one share of Stock at the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right, or (2) the excess of the Book Value of one share of Stock at the date of exercise of the Stock Appreciation Right over the Book Value of one share of Stock at the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right.

    The Committee may direct the payment in settlement of the Stock Appreciation Right to be in cash or Stock or a combination thereof. Alternatively, the Committee may permit the Participant to elect to receive cash in full or partial settlement of the Stock Appreciation Right, provided that (i) the Committee must consent to or disapprove such election and (ii) unless the Committee directs otherwise, the election and the exercise must be made during the period beginning on the 3rd business day following the date of public release of quarterly or year-end earnings and ending on the 12th business day following the date of public release of quarterly or year-end earnings. The value of the Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on the trading day preceding the date on which the Stock Appreciation Right is exercised. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

                                               Constellation Energy Group, Inc.
                                             Executive Long-Term Incentive Plan

    E. Nontransferable. A Stock Appreciation Right will not be transferable by the Participant except by Will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

    F. Lapse of a Stock Appreciation Right. A Stock Appreciation Right will lapse upon the earlier of: (i) 10 years from the Date of Grant; or (ii) at the expiration of the Exercise Period as set by the grant. If the Participant ceases employment (or ceases Board membership in the case of a director) within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse as follows: (a) Termination - any unvested Stock Appreciation Right will lapse on the effective date of the Termination and any vested Stock Appreciation Right will lapse 90 days after the effective date of the Termination; or (b) Retirement, Disability or death - any unvested Stock Appreciation Right will lapse on the effective date of the Retirement, Disability or death and any vested Stock Appreciation Right will lapse on the earlier of 60 months after the effective date of the Retirement, Disability or death or at the expiration of the Exercise Period set by the grant; provided, however, that the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification.

11. Dividend Equivalents.

    A. Grants of Dividend Equivalents. Dividend Equivalents may be granted under the Plan in conjunction with an Option or a separately awarded Stock Appreciation Right, at the Date of Grant or by amendment, without consideration by the Participant. Dividend Equivalents may also be granted under the Plan in conjunction with Performance-Based Restricted Stock or Performance Units, at any time during the Performance Period, without consideration by the Participant.

    B. Payment. Each Dividend Equivalent will entitle the Participant to receive an amount equal to the dividend actually paid with respect to a share of Stock on each dividend payment date from the Date of Grant to the date the Dividend Equivalent lapses as set forth in Section 11D. The Committee, in its sole discretion, may direct the payment of such amount at such times and in such form and manner as determined by the Committee.

    C. Nontransferable. A Dividend Equivalent will not be transferable by the Participant.

    D. Lapse of a Dividend Equivalent. Each Dividend Equivalent will lapse on the earlier of (i) the date of the lapse of the related Option or Stock Appreciation Right; (ii) the date of the exercise of the related Option or Stock Appreciation Right; (iii) the end of the Performance Period (or if earlier, the date the Participant ceases employment) of the related Performance Units or Performance-Based Restricted Stock Award; or (iv) the lapse date established by the Committee on the Date of Grant of the Dividend Equivalent.

12. Equity. One or more shares of Stock may be granted to any Eligible Person, in such amounts, on such terms and conditions, and for such consideration, including no consideration or such

Constellation Energy Group, Inc.
Executive Long-Term Incentive Plan
    minimum consideration as may be required by law, as the Committee shall determine. An Equity Award may be denominated in Stock or other securities, stock-equivalent units, securities or debentures convertible into Stock, or any combination of the foregoing and may be paid in Stock or other securities, in cash, or in a combination of Stock or other securities and cash, all as determined in the sole discretion of the Committee. Unless the Committee determines otherwise, the vesting period for Equity Awards shall be at least three years.

13. Accelerated Award Payout/Exercise.

    A. Change in Control. Notwithstanding anything in this Plan document to the contrary, a Participant is entitled to an accelerated payout or accelerated Option or Exercise Period (as set forth in Section 13B) with respect to any previously granted Award, upon the happening of a change in control.

    A change in control for purposes of this Section 13 means (i) the purchase or acquisition by any person, entity or group of persons, (within the meaning of section 13(d) or 14(d) of the 1934 Act, or any comparable successor provisions), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20 percent or more of either the outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding shares of voting securities entitled to a vote generally; or (ii) the consummation of, following the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding securities; or (iii) a liquidation or dissolution of the Company or the sale of substantially all of its assets; or (iv) a change of more than one-half of the members of the Board within a 90-day period for reasons other than the death, disability, or retirement of such members.

    B. Amount of Award Subject to Accelerated Payout/Option Period/Exercise Period. The amount of a Participant's previously granted Award that will be paid or exercisable upon the happening of a change in control will be determined as follows:

    Service-Based Restricted Stock Awards. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of shares of Service-Based Restricted Stock that were issued on the Date of Grant.

    Stock Option Awards and Stock Appreciation Rights. Any previously granted Stock Option Awards or Stock Appreciation Rights will be immediately vested, any gain will be immediately paid in cash, and the Stock Option Awards and/or Stock Appreciation Rights will then lapse.

    Performance-Based Restricted Stock/Performance Units. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of shares of Performance-Based Restricted Stock/Performance Units subject to the Award as established on the Date of Grant, prorated based on the number of months of the Performance Period that have elapsed as of the payout date, and assuming that maximum performance was achieved.

    Equity Awards. Any previously granted Equity Award will be immediately vested.

                                               Constellation Energy Group, Inc.
                                             Executive Long-Term Incentive Plan

    C. Timing of Accelerated Payout/Option Period/Exercise Period. The accelerated payout set forth in Section 13B will be made in cash within 30 days after the date of the change in control. When Stock is related to the Award, the amount of cash will be determined based on the Fair Market Value of Stock on the payout date.

14. Amendment of Plan. The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) no such action may be taken without stockholder approval which materially increases the number of securities which may be issued pursuant to the Plan (except as provided in Section 15H), extends the period for granting Options under the Plan or materially modifies the requirements as to eligibility for participation in the Plan; (ii) no such action may be taken without the consent of the Participant to whom any Award was previously granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder; and (iii) no such action that would require the consent of the Board and/or the stockholders of the Company pursuant to Section 162(m) of the Code or the 1934 Act, or any other applicable law, rule, or regulation, shall be effective without such consent. Notwithstanding the foregoing, the Committee may amend the Plan as desirable at the discretion of the Committee to address any issues concerning (i) Section 162(m) of the Code, or (ii) maintaining an exemption under rule 16b-3 of the 1934 Act.

15. Miscellaneous Provisions.

    A. Nontransferability. No benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except (i) to the extent specifically mandated and directed by applicable state or federal statute;
    (ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), and approved by the Committee, to satisfy income tax withholding; and (iii) as requested by the Participant and approved by the Committee, to members of the Participant's family, or a trust established by the Participant for the benefit of family members.

    B. No Employment Right. Participation in this Plan shall not constitute a contract of employment between the Company or any Subsidiary and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

    C. Tax Withholding. The Company or a Subsidiary may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by the Company or a Subsidiary. Subject to compliance with any requirements of applicable law, the Committee may permit or require a Participant to have any portion of any withholding or other taxes payable in respect to a distribution of Stock satisfied through the payment of cash by the Participant to the Company or a Subsidiary, the retention by the Company or a Subsidiary of shares of Stock, or delivery of previously owned shares of the Participant's Stock, having a Fair Market Value equal to the withholding amount.

    D. Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

Constellation Energy Group, Inc.
Executive Long-Term Incentive Plan

    E. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

    F. Indemnification. Each person who is or at any time serves as a member of the Committee (and each person or Committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Charter or By-Laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

    G. Reliance on Reports. Each member of the Committee (and each person or Committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

    H. Changes in Capital Structure. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Stock, then appropriate adjustments shall be made in the shares of Stock theretofore awarded to the Participants and in the aggregate number of shares of Stock which may be awarded pursuant to the Plan. Such adjustments shall be conclusive and binding for all purposes. Additional shares of Stock issued to a Participant as the result of any such change shall bear the same restrictions as the shares of Stock to which they relate.

    I. Company Successors. In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Stock will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of the Company under this Plan.

                                               Constellation Energy Group, Inc.
                                             Executive Long-Term Incentive Plan

    J. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws.

    K. Relationship to Other Benefits. Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program.

    L. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

    M. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Constellation Energy Group, Inc.
Executive Long-Term Incentive Plan

                                                                     Exhibit II

                       CONSTELLATION ENERGY GROUP, INC.
                        EXECUTIVE ANNUAL INCENTIVE PLAN
                                    (PLAN)

1. Purpose. The purpose of the Plan is to permit the Company, through awards of annual incentive compensation qualifying for federal income tax deductions, to attract and retain executives and to motivate these executives to promote the profitability and growth of the Company.

2. Definitions. All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning specified below:

    "Adjusted EBIT" means EBIT, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 5E at the time Business Criteria and Performance Target(s) are established for any Year or Years.

    "Adjusted EPS" means EPS, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 5E at the time Business Criteria and Performance Target(s) are established for any Year or Years.

    "Adjusted Net Income" means Net Income, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 5E at the time Business Criteria and Performance Target(s) are established for any Year or Years.

    "Adjusted Return on Assets" means Return on Assets subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 5E at the time Business Criteria and Performance Target(s) are established for any Year or Years.

    "Adjusted Return on Equity" means Return on Equity, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 5E at the time Business Criteria and Performance Target(s) are established for any Year or Years.

    "Award" means the amount granted to a Participant by the Committee for a Performance Period under the Plan, whether paid in cash, stock, restricted stock, stock options, other stock-based or stock-denominated units or any other form of consideration.

    "Board" means the Board of Directors of the Company.

    "Business Criteria" means any one or any combination of Net Income, Adjusted Net Income, Return on Equity, Adjusted Return on Equity, Return on Assets, Adjusted Return on Assets, EBIT, Adjusted EBIT, EPS or Adjusted EPS.

    "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

    "Committee" means the Committee on Management of the Board; provided, however, that if such Committee fails to satisfy the outside director provisions of Section 162(m)(4)(C) of the Code,

                                               Constellation Energy Group, Inc.
                                                Executive Annual Incentive Plan

    "Committee" shall mean a committee of directors of the Company who satisfy the requirements of such Section.

    "Company" means Constellation Energy Group, Inc., a Maryland corporation, or its successor, including any "New Company" as provided in Section 10G.

    "Deferred Compensation Plan" means the Constellation Energy Group, Inc. Nonqualified Deferred Compensation Plan or any successor or future similar plans.

    "EBIT" for any Year means the consolidated earnings before income taxes of the Company, as reported in the consolidated financial statements of the Company for the Year.

    "EPS" for any Year means diluted earnings per share of the Company, as reported in the Company's consolidated financial statements for the Year.

    "Executive" means any executive officer of the Company as defined in
    Section 16 of the 1934 Act.

    "Net Income" for any Year means the consolidated net income of the Company, as reported in the consolidated financial statements of the Company for the Year.

    "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "Participant" means an individual who has been granted a conditional opportunity to earn an Award under the Plan.

    "Performance Period" means the taxable year of the Company or any other period designated by the Committee with respect to which an Award may be granted.

    "Performance Target(s)" means the specific objective goal or goals that are timely set in writing by the Committee pursuant to Section 5B for the applicable Performance Period in respect of any one or more of the Business Criteria.

    "Return on Assets" means Net Income divided by the average of the total assets of the Company at the end of the four fiscal quarters of the Year, as reported by the Company in its consolidated financial statements.

    "Return on Equity" means the Net Income divided by the average of the common shareholders equity of the Company at the end of each of the four fiscal quarters of the Year, as reported by the Company in its consolidated financial statements.

    "Stock Plans" means the Constellation Energy Group, Inc. Executive Long-Term Incentive Plan, the Constellation Energy Group, Inc. 1995 Long-Term Incentive Plan, and/or any successor stock plans adopted or assumed by the Company.

    "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee, in its discretion.

Constellation Energy Group, Inc.
Executive Annual Incentive Plan

    "Year" means a fiscal year of the Company commencing on or after January 1, 2002 that constitutes all or part of the applicable Performance Period.

3. Administration. The Committee is the Plan Administrator and has sole authority (except as specified otherwise herein) to determine all questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted under the Plan provisions, and, in general, to make all determinations advisable for the administration of the Plan to achieve its stated purpose. The Plan Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and any agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Such determinations shall be final and not subject to further appeal.

4. Eligibility. For a Performance Period, each Executive may be designated by the Committee as a Participant.

5.  Awards.

    A. Provision for Awards. Each Participant may receive an Award if the Performance Target(s) established by the Committee, relative to the applicable Business Criteria, are attained in the applicable Performance Period established by the Committee. The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m) of the Code. Notwithstanding the fact that the Performance Target(s) have been attained, the Committee may pay an Award of less than the amount determined by the formula or standard established pursuant to Section 5B or may pay no Award at all.

    B. Selection of Performance Target(s). The specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) of the Code and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The Performance Target(s) with respect to any Performance Period may be established on a cumulative basis or in the alternative, and may be established on a stand-alone basis with respect to the Company or on a relative basis with respect to any peer companies or index selected by the Committee. At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, the method of computing the specific amount that will represent the maximum amount of Award payable to the Participant if the Performance Target(s) are attained. The objective formula or standard shall preclude the use of discretion to increase the amount of any Award earned pursuant to the terms of the Award.

    C. Maximum Individual Award. Notwithstanding any other provision hereof, no Executive shall receive an Award under the Plan for any one Performance Period in excess of $5,000,000.

    D. Effect of Mid-Year Commencement of Service; Termination of Employment. If services as an Executive commence after the adoption of the Plan and the Performance Target(s) are

                                               Constellation Energy Group, Inc.
                                                Executive Annual Incentive Plan
        established for a Performance Period, the Committee may grant an Award that is proportionately adjusted based on the period of actual service during the Year, and the amount of any Award paid to such person shall not exceed that proportionate amount of the applicable maximum individual Award under Section 5C. In the event of the termination of employment of a Participant prior to the payment of an Award, the Participant shall not be entitled to any payment in respect of the Award unless otherwise expressly provided by the Committee.

    E. Adjustments. To preserve the intended incentives and benefits of an Award based on Adjusted EBIT, Adjusted EPS, Adjusted Net Income, Adjusted Return on Assets or Adjusted Return on Equity, the Committee may determine at the time the Performance Targets are established that certain adjustments shall apply to the objective formula or standard with respect to the applicable Performance Target to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following with respect to the Performance Period: (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence, excluding gains or losses on the early extinguishment of debt; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part, or the sale of investments or non-core assets; (iv) gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of impairment of tangible or intangible assets; (vi) the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by the Company; and (vii) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. Each of the adjustments described in this
        Section 5E may relate to the Company as a whole or any part of the Company's business or operations, as determined by the Committee at the time the Performance Targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. In addition to the foregoing, the Committee shall adjust any Business Criteria, Performance Targets or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in such stock.

    F. Committee Discretion to Determine Award. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant's Award shall be calculated, whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under the

Constellation Energy Group, Inc.
Executive Annual Incentive Plan

        Plan or pay Awards under this Plan if the applicable Performance Target(s) have not been satisfied.

6. Payment of Awards. Before any payments are made under the Plan, the Committee shall be responsible for certifying in writing to the Company that the applicable Performance Targets have been met. Each Participant shall be eligible to receive, as soon as practicable after the amount of such Participant's Award for a Performance Period has been determined, all or a portion of that Award. Awards may be paid in cash, stock, restricted stock, stock options, other stock-based or stock-denominated units or any other form of consideration or any combination thereof determined by the Committee. Equity or equity-based awards may be granted under the terms and conditions of the applicable Stock Plans. Payment of the Award may be deferred at the discretion of the Committee. A Participant may elect to defer the receipt of all or a portion of the Award for the Performance Year. Any such deferral and investment of any such amounts deferred pursuant to this Plan shall be made in accordance with the provisions of the Deferred Compensation Plan.

7. Designation of Beneficiary. A Participant shall have the right to designate a beneficiary or beneficiaries who are to receive in a lump sum any undistributed Award to the extent a Participant has chosen not to defer all or a portion of the Award pursuant to Section 6 hereof, should the Participant die during the Performance Period and be entitled to an incentive award for that Performance Period. Such designation shall apply only to the portion of the undistributed Award not subject to a deferral election. Any designation, change or rescission of the designation shall be made in writing by completing and furnishing to the Vice President - Human Resources of the Company a notice on an appropriate form designated by the Vice President - Human Resources of the Company. The last designation of beneficiary received by the Vice President - Human Resources of the Company shall be controlling over any testamentary or purported disposition by the Participant, provided that no designation, rescission or change thereof shall be effective unless received prior to death of the Participant. Distribution of any Awards previously deferred pursuant to Section 6 of the Plan shall be paid to the beneficiary or beneficiaries designated under the Deferred Compensation Plan.

8. Change in Control. Notwithstanding any other provisions of this Plan to the contrary, if a Participant separates from service with the Company or a Subsidiary (except due to a Participant's transfer of employment to or from a Subsidiary), within 2 years following a change in control, such Participant is eligible for an Award for the Performance Year during which the separation from service occurs. The Award is calculated assuming maximum performance achievement and based on the Participant's position at the time of termination and is pro-rated for the period of active employment during the Performance Year. The Committee, in its discretion, may grant a total, rather than pro-rated award. Payment of the award will be made within 60 days after the Participant's separation from service. Payment may not be deferred.

    A change in control for purposes of this Section 8 shall mean (i) the purchase or acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any comparable successor provisions), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either the outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding shares of voting securities entitled to a vote generally; or (ii) the consummation of, following the approval by the stockholders of the Company of a reorganization, merger, or consolidation of the Company, in each case, with respect

                                               Constellation Energy Group, Inc.
                                                Executive Annual Incentive Plan
    to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding securities; or (iii) a liquidation or dissolution of the Company or the sale of substantially all of its assets; or (iv) a change of more than one-half of the members of the Board of Directors of the Company within a 90-day period for reasons other than the death, disability, or retirement of such members.

    Notwithstanding any provision in the Plan to the contrary, on or within 2 years after a Change in Control, no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would adversely affect the rights of any Participant without such Participant's prior written consent.

9. Amendment of Plan. Subject to any restrictions imposed under Section 162(m) of the Code, the Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided that no such amendment that would require the consent of the Board and/or stockholders of the Company pursuant to Section 162(m) of the Code or the 1934 Act, or any other applicable law, rule or regulation, shall be effective without such consent. No such action may be taken without the consent of the Participant to whom any Award was previously granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder.

10. Miscellaneous Provisions.

    A. Nontransferability. No benefit provided under the Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except (i) to the extent specifically mandated and directed by applicable state or federal statute; (ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of the Plan), and approved by the Committee, to satisfy income tax withholding; and (iii) as requested by the Participant and approved by the Committee, to members of the Participant's family, or a trust established by the Participant for the benefit of family members.

    B. No Employment Right. Participation in this Plan shall not constitute a contract of employment between the Company or any Subsidiary and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

    C. Tax Withholding. The Company or a Subsidiary may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by the Company or a Subsidiary.

    D. Indemnification. Each person who is or at any time serves as a member of the Committee (and each person or Committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such

Constellation Energy Group, Inc.
Executive Annual Incentive Plan
        person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Charter or By-Laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

    E. Reliance on Reports. Each member of the Committee (and each person or Committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

    F. Severability. If any provision of this Plan would cause Awards not to constitute "other performance-based compensation" under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect. Any specific action by the Committee that would be violative of Section 162(m) of the Code and the regulations thereunder shall be void.

    G. Company Successors. In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the common stock of the Company will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of the Company under this Plan.

    H. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws.

    I. Relationship to Other Benefits. Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program, unless expressly considered as compensation under the terms of such plan or program.

    J. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

    K. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

11. Effective Date. The Plan shall be effective beginning on January 1, 2002, subject to approval by the stockholders of the Company in accordance with Maryland law and Section 162(m) of the Code, until December 31, 2006.

                                               Constellation Energy Group, Inc.
                                                Executive Annual Incentive Plan

                          TEAR HERE ALONG PERFORATION
--------------------------------------------------------------------------------
[LOGO] Constellation            CONSTELLATION ENERGY GROUP, INC.
      Energy Group        P.O. Box 1642, Baltimore, Maryland 21203-1642

      Common Stock Proxy for Annual Meeting of Shareholders - May 24, 2002
          This Proxy is solicited on behalf of the Board of Directors

 Please Vote and Sign on the Reverse Side and Return in the Enclosed Envelope.

The undersigned appoints Christian H. Poindexter, Mayo A. Shattuck, III and Michael D. Sullivan (or a majority of them or their substitutes, or one acting alone in the absence of the others), as proxies, with power to each to appoint a substitute and to revoke the appointment of such substitute, to vote all shares of common stock of Constellation Energy Group, Inc. which the undersigned is entitled to vote at the annual meeting to be held on May 24, 2002, and at any adjournments thereof, in the manner specified on the reverse side of this card with respect to each item identified thereon (as set forth in the Notice of Annual Meeting and Proxy Statement), and in their discretion on any shareholder proposal omitted from this proxy and such other business as may properly come before the annual meeting.

Shares represented by all properly executed proxies will be voted at the annual meeting in the manner specified. If no specification is made, votes will be cast "FOR" Items 1, 2, 3 & 4 and "AGAINST" Item 5 on the reverse of this card.
                                     (over)

                            YOUR PROXY CARD IS BELOW


                          PLEASE VOTE, SIGN AND RETURN
                         THE CARD IN THE PRE-ADDRESSED
                             POSTAGE PAID ENVELOPE



                          TEAR HERE ALONG PERFORATION
--------------------------------------------------------------------------------
                  A vote "FOR" items 1,2,3 & 4 is recommended.

1. THE ELECTION OF CLASS III DIRECTORS FOR A TERM TO EXPIRE IN 2005

   [_] FOR all nominees, except as        [_] WITHHOLD AUTHORITY
       lined through below. (To vote          (ABSTAIN) from voting
       AGAINST any or all nominees            for all nominees.
       line through their names.)

      R. W. Gale               F. A. Hrabowski, III          N. Lampton
      C. R. Larson             C. H. Poindexter

2. RATIFICATION OF                          FOR      AGAINST     ABSTAIN
   PRICEWATERHOUSECOOPERS LLP AS            [_]        [_]         [_]
   INDEPENDENT ACCOUNTANTS FOR 2002

3. APPROVAL OF THE EXECUTIVE                FOR      AGAINST     ABSTAIN
   LONG-TERM INCENTIVE PLAN                 [_]        [_]         [_]

4. APPROVAL OF THE EXECUTIVE                [_]        [_]         [_]
   ANNUAL INCENTIVE PLAN

A vote "AGAINST" item 5 is recommended

5. SHAREHOLDER PROPOSAL
   CONCERNING                               [_]        [_]         [_]
   HIRING CONSTELLATION ENERGY'S
   AUDITORS FOR NON-AUDIT WORK

     Please check this box if you plan to attend the meeting.     [_]


Please sign below, exactly as name appears at left. Joint owners should each sign. Attorneys, executors, administrators, trustees and corporate officials should give title or capacity in which they are signing.

                                  Signature _____________________Date__________

                                  Signature _____________________Date__________
CONSTELLATION ENERGY GROUP, INC.

                        Constellation Energy Group, Inc.

To Participants in the
Constellation Energy Group
Employee Savings Plan
Represented Employee Savings Plan for Nine Mile Point and/or
Non-Represented Employee Savings Plan for Nine Mile Point (Collectively "The Plans")

The enclosed Notice of Annual Meeting of Shareholders, Proxy Statement, and Voting Instructions Card for the Annual Meeting of Shareholders, to be held on May 24, 2002, are being furnished to you by Constellation Energy Group, Inc. (Constellation Energy) on behalf of Trustees under the Plans.

In accordance with your Plan and the Trust Agreement with the Trustee, you may instruct the Trustee how to vote the shares of common stock held for you under the Plan. Therefore, please complete the enclosed Voting Instructions Card and return it in the accompanying envelope by May 20, 2002.

After receipt of the properly executed Voting Instructions Card, the Trustee will vote as indicated on the voting instruction card. However, in accordance with the Trust Agreement, even if you do not send in a signed Voting Instructions Card, the Plan Trustee is instructed to vote your shares in the same proportion as the Trustee was instructed to vote shares for which it received Voting Instruction Cards.

Each Plan participant who is a holder of record of other shares of Constellation Energy stock will receive, separately, a proxy card and accompanying proxy material to vote the shares of common stock registered in his or her name.

                                     Richard D. Honaker
                                     Plan Administrator

From:

T. Rowe Price Retirement Plan Services, Inc.
Constellation Energy Group PST
P.O. Box 17215
Baltimore, MD 21297-0354

           Please fold and detach card at perforation before mailing



                   CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE


 PLEASE VOTE ON REVERSE SIDE AND SIGN BELOW AND RETURN IN THE ENCLOSED ENVELOPE
                   These Voting Instructions are requested in
                      conjunction with a proxy solicitation
                          by the Board of Directors of
                        Constellation Energy Group, Inc.

TO: T. ROWE PRICE TRUST COMPANY, AS TRUSTEE UNDER THE CONSTELLATION ENERGY GROUP EMPLOYEE SAVINGS PLAN

I hereby instruct T. Rowe Price Trust Company, as Trustee under the Constellation Energy Group Employee Savings Plan (Plan), to vote by proxy, all shares of common stock of Constellation Energy Group (Company) allocated to me under the Plan at the annual meeting of the shareholders of Constellation Energy to be held on May 24, 2002, and at any adjournments thereof, in the manner specified on the reverse side of this form with respect to each item identified thereon (as set forth in the Notice of Annual Meeting and Proxy Statement), and Christian H. Poindexter, Mayo A. Shattuck, III and Michael D. Sullivan, in their discretion, shall vote in person on any other business as may properly come before the annual meeting.

The Trustee will vote the shares represented by the Voting Instructions Card if properly signed and received by May 20, 2002. If no instructions are specified on a signed card, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors of Constellation Energy:
"FOR" Items 1, 2, 3 & 4 and "AGAINST" Item 5. In accordance with the Trust Agreement, if you do not vote your shares, the Trustee is instructed to vote for you in the same proportion as the Trustee was instructed to vote shares for which it received Voting Instruction Cards.

                              CONSTELLATION ENERGY GROUP, INC.

                    Date:____________

                    Please sign below, exactly as your name appears to the left.

                    ____________________________________________________________


                    ____________________________________________________________

           Please fold and detach card at perforation before mailing

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS. [X]

                                                                                    FOR all nominees
                                                                                listed at left, except as         WITHHOLD
                                                                                  lined through (to vote          AUTHORITY
                                                                                     AGAINST any or all    (ABSTAIN) from voting
                                                                                   nominees line thorough     for all nominees
The Board of Directors recommends a vote "FOR" Items 1, 2, 3 & 4                        their names)           listed at left
1.  THE ELECTION OF CLASS III DIRECTORS FOR A TERM TO EXPIRE IN 2005.                        [_]              [_]                 1.
    (01) R.W. Gale, (02) F.A. Hrabowski, III, (03) N. Lampton, (04) C.R. Larson
    and (05) C.H. Poindexter

    ----------------------------------------------------------------------------

                                                                                             FOR            AGAINST         ABSTAIN
2.  RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT                                [_]              [_]           [_]   2.
    ACCOUNTANTS FOR 2002

3.  APPROVAL OF THE EXECUTIVE LONG-TERM INCENTIVE PLAN                                       [_]              [_]           [_]   3.

4.  APPROVAL OF THE EXECUTIVE ANNUAL INCENTIVE PLAN                                          [_]              [_]           [_]   4.

The Board of Directors recommends a vote "AGAINST" Item 5.

5.  SHAREHOLDER PROPOSAL CONCERNING HIRING CONSTELLATION ENERGY'S                            [_]              [_]           [_]   5.
    AUDITORS FOR NON-AUDIT WORK

FIDELITY INSTITUTIONAL RETIREMENT SERVICES CO.
P.O. BOX 9107
HINGHAM, MA 02043-9107


          p Please fold and detach card at perforation before mailing p


                   CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE

                        CONSTELLATION ENERGY GROUP, INC.

                  ANNUAL MEETING OF SHAREHOLDERS - MAY 24, 2002
     THIS INSTRUCTION CARD IS SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY

    As a participant in the Represented Employee Savings Plan for Nine Mile Point and/or the Non-Represented Employee Savings Plan for Nine Mile Point, you have the right to direct Fidelity Management Trust Company, as trustee of the plan, regarding how to vote the shares of Constellation Energy common stock credited to your account at the Annual Shareholders Meeting to be held on May 24, 2002.

     The shares credited to your account will be voted as directed. If the card is not signed, or if the card is not received by May 20, 2002, the shares credited to your account will be voted in the same proportion as directions received from participants. If no instructions are specified on a signed card, the shares credited to your account will be voted in accordance with the recommendations of the Board of Directors of Constellation Energy: "FOR" Items 1, 2, 3 and 4, and "AGAINST" Item 5.

                                                Dated: _________________ ,2002

                                      Sign, Date and Return the Instruction Card
                                      Promptly, Using the Enclosed  Envelope.
                                      __________________________________________

                                      __________________________________________
                                                   Signature

                                Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

            Please fold and detach card at perforation before mailing

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS. [X]

                                                                                  FOR all nominees            WITHHOLD
                                                                              listed at left, except as       AUTHORITY
                                                                               lined through (to vote    (ABSTAIN) from voting
                                                                                AGAINST any or all        for all nominees listed
                                                                               nominees line  through          at left
                                                                                    their names)
 1.  THE ELECTION OF CLASS III DIRECTORS FOR A TERM TO EXPIRE IN 2005.                  [_]        [_]                1.
     (01) R.W. Gale, (02) F.A. Hrabowski, III, (03) N. Lampton, (04) C.R. Larson
     and (05) C.H. Poindexter

     ---------------------------------------------------------------------------
                                                                                        FOR        AGAINST       ABSTAIN

 2.  RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT                          [_]        [_]           [_]  2.
     ACCOUNTANTS FOR 2002

 3.  APPROVAL OF THE EXECUTIVE LONG-TERM INCENTIVE PLAN                                 [_]        [_]           [_]  3.

 4.  APPROVAL OF THE EXECUTIVE ANNUAL INCENTIVE PLAN                                    [_]        [_]           [_]  4.

 5.  SHAREHOLDER PROPOSAL CONCERNING HIRING CONSTELLATION ENERGY'S AUDITORS FOR         [_]        [_]           [_]  5.
     NON-AUDIT WORK

         CHRISTIAN H. POINDEXTER               Constellation Energy Group, Inc.
         Chairman of the Board                              250 W. Pratt Street
                                                      Baltimore, Maryland 21201
[LOGO] Constellation
       Energy Group (TM)

         May 10, 2002

         Dear Shareholder:

         As of May 8, 2002, we had not received your proxy card for the 2002 annual shareholders meeting to be held May 24th.

         We appreciate the support of our shareholders and encourage you to vote your shares, regardless of the size of your holdings. We have, therefore, enclosed a second proxy card so that you can vote your shares. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card to ensure that your vote will be counted at the meeting.

         Our initial mailing to you also included a proxy statement and our 2001 annual report to shareholders. If you would like to receive a duplicate copy of these documents, simply contact one of our shareholder representatives in metropolitan Baltimore at 410-783-5920, within Maryland at 1-800-492-2861, or outside Maryland at 1-800-258-0499.

         Sincerely,
         /s/ Christian H. Poindexter
         Christian H. Poindexter